SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission
Only (as permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
TeleCommunication Systems, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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275 West Street
Annapolis, Maryland 21401

May 3, 2010

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (“Annual Meeting”) of TeleCommunication Systems, Inc. (“TCS”) to be held on Thursday, June 10, 2010, at 10:00 a.m. local time, at The Westin Annapolis hotel, 100 Westgate Circle, Annapolis, MD 21401. The business to be conducted at the Annual Meeting is set forth in the formal notice that follows.

The Board of Directors urges you to read the accompanying Notice of Annual Meeting and Proxy Statement, and recommends that you vote:

(1) FOR the election of three Class III director nominees to hold office until the Annual Meeting of Stockholders to be held in 2013 and until their successors are duly elected and qualify;

(2) FOR the approval of an amendment to the Stock Incentive Plan, and

(3) FOR the approval of an amendment to the Employee Stock Purchase Plan.

Your vote is important. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. We rely upon all stockholders to execute and return their proxies in order to avoid proxy solicitation expenses. Therefore, in order to save TCS the unnecessary expense of further proxy solicitation, I ask that you promptly sign and return the enclosed proxy card in the envelope provided.

I look forward to seeing you at the Annual Meeting.

Sincerely,

Maurice B. Tosé
Chairman of the Board
Chief Executive Officer and President

TELECOMMUNICATION SYSTEMS, INC.
275 West Street, Suite 400
Annapolis, Maryland 21401

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (“Annual Meeting”) of TeleCommunication Systems, Inc. (“TCS” or the “Company”), a Maryland corporation, will be held on Thursday, June 10, 2010, at 10:00 A.M. local time, at The Westin Annapolis hotel, 100 Westgate Circle, Annapolis, MD 21401 for the following purposes:

1. To elect each of the Class III director nominees listed in this proxy statement (“Proxy Statement”) to hold office until the Annual Meeting of Stockholders of the Company to be held in 2013 and until their successors are duly elected and qualify.

2. To consider a proposal to approve an amendment to the Stock Incentive Plan.

3. To consider a proposal to approve an amendment to the Employee Stock Purchase Plan.

4. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on April 30, 2010 as the record date (the “Record Date”) for the determination of stockholders who will be entitled to notice of the Annual Meeting and to vote at the Annual Meeting or any adjournments or postponements thereof. Therefore, only record holders of TeleCommunication Systems, Inc. Class A Common Stock and Class B Common Stock at the close of business on that date are entitled to notice of and to vote shares held on the Record Date at the Annual Meeting and any adjournments or postponements thereof.

If you plan to attend the Annual Meeting, please be prepared to present valid picture identification. If you hold your shares through a broker or other nominee, the Company will accept proof of ownership only if you bring either a copy of the voting instruction card provided by your broker or nominee or a copy of a brokerage statement showing your share ownership in the Company as of the Record Date.

Whether or not you expect to attend the Annual Meeting, we urge you to carefully review the enclosed materials. Your vote is important. All stockholders are urged to attend the Annual Meeting in person or by proxy. If you receive more than one proxy card because your shares are registered in different names or at different addresses, please indicate your vote, sign, date and return each proxy card so that all of your shares will be represented at the Annual Meeting. If you attend the Annual Meeting, you may choose to vote in person even if you previously have sent in your proxy card.

By Order of the Board of Directors

Bruce A. White
Secretary
Annapolis, Maryland
May 3, 2010

Important Notice Regarding the Availability of Proxy Materials for
The Annual Meeting to be held on June 10, 2010

This Proxy Statement and our Annual Report on Form 10-K for the Year Ended December 31, 2009
are Available on the Internet at https://www.proxydocs.com/tsys.

You are receiving this communication because you hold shares in the Company, and the materials you should review before you cast your vote are now available.

This communication presents only an overview of the more complete proxy materials that are available to you on the internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Shareholder Meeting to be held on June 10, 2010
10:00 A.M.
The Westin Annapolis hotel
100 Westgate Circle
Annapolis, MD 21401

Proxy Materials Available:

•	Notice and Proxy Statement

•	Form 10-K

TeleCommunication Systems, Inc.
275 West Street, Suite 400
Annapolis, Maryland 21401

PROXY STATEMENT

INTRODUCTION

Why Am I Receiving this Proxy Statement and Proxy Card?

You are receiving this Proxy Statement and a proxy card because you own shares of common stock, either Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), or Class B Common Stock, par value $0.01 per share (the “Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”) of TCS. This Proxy Statement describes the issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

When you sign the proxy card, you appoint Bruce A. White, Secretary of the corporation, as your proxy at the Annual Meeting. Mr. White will vote your shares as you have instructed them on the proxy card at the Annual Meeting. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is a good idea to complete, sign and return your proxy card in advance of the Annual Meeting just in case your plans change. This Proxy Statement is being mailed to you on or about May 3, 2010.

If an issue comes up for vote at the Annual Meeting that is not on the proxy card, Mr. White will vote your shares, under your proxy, in accordance with his best judgment.

Who Is Soliciting this Proxy?

The TCS Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting.

What Is the Purpose of the Annual Meeting?

The business to be conducted at the Annual Meeting is set forth in the formal notice. Specifically, the matters include:

•	election of three Class III director nominees listed in this Proxy Statement to hold office until the Annual Meeting of Stockholders to be held in 2013 and until their successors are duly elected and qualify;

•	consideration of a proposal to approve an amendment to the Stock Incentive Plan; and

•	consideration of a proposal to approve an amendment to the Employee Stock Purchase Plan.

What Are The Board’s Recommendations?

The Board’s recommendations are to vote:

•	to elect the Class III director nominees listed in this Proxy Statement to hold office until the Annual Meeting of Shareholders to be held in 2013 and until their successors are duly elected and qualify;

•	to approve the amendment to the Stock Incentive Plan; and

•	to approve the amendment to the Employee Stock Purchase Plan.

Unless you give other instructions on your proxy card, Mr. White, in his capacity as proxy holder, will vote in accordance with the recommendations of the Board of Directors.

With respect to any other matter that properly comes before the Annual Meeting, the proxy holder will vote in his own discretion.

Who Is Entitled to Vote?

Only stockholders of record at the close of business on the record date, April 30, 2010 (the “Record Date”), are entitled to receive notice of the Annual Meeting and to vote the shares of Common Stock that they held on that date at the Annual Meeting, or any adjournments or postponements thereof. At the close of business on April 26, 2010, 46,746,189 shares of TCS Class A Common Stock and 6,176,334 shares of Class B Common Stock were outstanding and entitled to receive notice and to vote at the Annual Meeting.

How Many Votes Does Each Share of Common Stock Entitle its Holder to Cast?

Each share of Class A Common Stock is entitled to one vote per share at the Annual Meeting. Each share of Class B Common Stock is entitled to three votes per share at the Annual Meeting.

Who Can Attend the Annual Meeting?

Only stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Registration and seating will begin at 9:30 a.m. Stockholders may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you must bring either a copy of the voting instruction card provided by your broker or nominee or a copy of a brokerage statement reflecting your stock ownership as of the Record Date and check in at the registration desk prior to the start of the Annual Meeting.

How Do I Vote?

You May Vote by Mail. You do this by signing the enclosed proxy card and mailing it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

If you return a signed proxy card but do not provide voting instructions, your shares will be voted:

•	to elect the Class III director nominees listed in this Proxy Statement to hold office until the Annual Meeting of Shareholders to be held in 2013 and until their successors are duly elected and qualify;

•	to approve the amendment to the Stock Incentive Plan; and

•	to approve the amendment to the Employee Stock Purchase Plan.

You May Vote in Person at the Annual Meeting. Written ballots will be passed out to stockholders entitled to vote at the Annual Meeting. If you hold your shares in “street name” (through a broker or other nominee), you must request a legal proxy from your stockbroker to vote at the Annual Meeting in order to be able to cast your vote by written ballot.

How Many Votes Do We Need to Hold the Annual Meeting?

In order to conduct business at the Annual Meeting, our Second Amended and Restated Bylaws (the “Bylaws”) require the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast on the matters to be presented at the Annual Meeting. This is called a “quorum”. Abstentions, properly executed proxy cards received by us but marked “WITHHOLD AUTHORITY” and “broker non-votes” (as defined below) are included in calculating whether a quorum is present.

What Vote Is Required to Approve Each Item?

Election of the Nominees for Director

If a quorum is present, the affirmative vote of a plurality of all the votes cast at the Annual Meeting is required for the election of directors. “Plurality” means that the individuals who receive the largest number of votes cast are elected as directors. Consequently, abstentions, properly executed proxy cards marked “WITHHOLD AUTHORITY” and broker non-votes do not have any impact on the election of directors.

Unless a properly executed proxy card is marked “WITHHOLD AUTHORITY,” the proxy given will be voted “FOR” each of the nominees for director.

Approval of the Stock Incentive Plan

If a quorum is present, the approval of the Stock Incentive Plan requires an affirmative vote of a majority of all the votes cast in person or by proxy and entitled to vote. A properly executed proxy card marked “ABSTAIN” with respect to the proposal to amend the Stock Incentive Plan will not be voted. Accordingly, abstentions and broker non-votes will have no impact on the vote concerning the proposal.

Approval of the Employee Stock Purchase Plan

If a quorum is present, the approval of the Employee Stock Purchase Plan requires an affirmative vote of a majority of all the votes cast in person or by proxy and entitled to vote. A properly executed proxy card marked “ABSTAIN” with respect to the proposal to amend the Employee Stock Purchase Plan will not be voted. Accordingly, abstentions and broker non-votes will have no impact on the vote concerning the proposal.

Transaction of Other Business

If a quorum is present, the approval of any other proposal that may properly come before the Annual Meeting generally requires an affirmative vote of a majority of all the votes cast in person or by proxy and entitled to vote. A properly executed proxy card marked “ABSTAIN” with respect to the transaction of other business and broker non-votes will not be voted. Accordingly, abstentions and broker non-votes will have no impact on the vote concerning the proposal.

Can I Change My Vote or Revoke My Proxy After I Return My Proxy Card?

Yes. Even after you have submitted your proxy card, you may change your vote at any time before the proxy is voted at the Annual Meeting by Mr. White by mailing to the Secretary of TCS, either a written notice of revocation or an executed proxy card with a later date than the one you previously submitted, at TCS’s offices, 275 West Street, Annapolis, Maryland 21401. You can also revoke your proxy at the Annual Meeting on a ballot that we will provide at the Annual Meeting, or you can appear in person at the Annual Meeting and vote, in person, the shares to which your proxy relates. Attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

What If I Wish to Withhold Authority from Voting on the Election of a Particular Director Nominee or all of the Director Nominees?

If you wish to withhold authority from voting on the election of a particular director or all of the directors, you may do so by marking “WITHHOLD AUTHORITY,” as applicable, on the enclosed proxy card.

Will My Shares Be Voted If I Do Not Sign and Return My Proxy Card?

If your shares are held in your name, you must return your proxy (or attend the Annual Meeting in person) in order to vote on the proposals. If your shares are held in street name and you do not vote your proxy, your brokerage firm may either: (i) vote your shares on routine matters, or (ii) leave your shares unvoted. Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, brokers may vote such shares on behalf of their clients with respect to “routine” matters, but not with respect to non-routine matters. If the proposals to be acted upon at any meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that votes FOR the routine matters, but expressly states that the broker is not voting on non-routine matters. This is called a “broker non-vote.” Broker non-votes will not be counted for the purpose of determining the number of votes cast.

We encourage you to provide instructions to your brokerage firm if your shares are held in street name. This ensures that your shares will be voted at the Annual Meeting.

Who Pays the Cost of Solicitation of My Proxy?

The expense of soliciting proxies and the cost of preparing, assembling and mailing proxy materials in connection with the solicitation of proxies will be paid for by TCS. In addition to the use of mails, certain directors, officers or employees of TCS, who receive no compensation for their services other than their regular salaries, may solicit proxies. Arrangements may be made with brokers and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals and TCS may reimburse them for reasonable out-of-pocket and clerical expenses.

When are Stockholder Proposals and Nominations for the Election of Directors for the 2011 Annual Meeting of Stockholders Due?

The Company provides all stockholders with the opportunity, under certain circumstances and consistent with the Bylaws and the rules of the Securities and Exchange Commission (“SEC”), to participate in the governance of the Company by submitting proposals that they believe merit consideration and nominations for the election of directors at the Annual Meeting of Stockholders to be held in 2011. To enable management adequately to analyze and respond to proposals stockholders wish to have included in the Proxy Statement and proxy card for that meeting, SEC Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires that any such proposal be received by the Company in writing no later than January 3, 2011. Any stockholder proposal or director nomination must also be in compliance with the Bylaws. Pursuant to the Bylaws, any stockholder proposal or director nomination for that meeting that is submitted outside the processes of Rule 14a-8 will be considered “untimely” if it is received by the Company earlier than January 3, 2011 or later than February 2, 2011.

Proxies solicited by the Board of Directors for the Annual Meeting of Stockholders to be held in 2011 may confer discretionary authority to vote on any untimely stockholder proposals or director nominations without express direction from stockholders giving such proxies. All stockholder proposals and director nominations must be addressed to the attention of the Secretary at 275 West Street, Annapolis, Maryland 21401. The Chairman of the Annual Meeting may refuse to acknowledge the introduction of any stockholder proposal or director nomination not made in compliance with the Bylaws or the foregoing procedures.

Can I receive a copy of the Annual Report?

Yes. We will provide a copy of our Annual Report on Form 10K for the year ended December 31, 2009 (the “Annual Report”) without charge, upon written request, to any registered or beneficial owner of Common Stock entitled to vote at the Annual Meeting. Requests should be made in writing addressed to Investor Relations, TeleCommunication Systems, Inc., 275 West Street, Annapolis, Maryland 21401. A copy of the Annual Report can be downloaded by accessing the Company’s website at: http://phx.corporate-ir.net/phoenix.zhtml?c=123361&p=irol-reportsAnnual. The SEC also maintains a website at http://www.sec.gov that contains the filings made by TCS with the SEC, including the Annual Report.

Where and When Will I be Able to Find the Results of the Voting?

Preliminary results will be announced at the Annual Meeting and we will publish the preliminary results within four business days after the Annual Meeting via a Current Report on Form 8-K.

ELECTION OF DIRECTORS
(Proposal 1)

Board of Directors

Our Amended and Restated Articles of Incorporation provide that our Board of Directors is divided into three classes based on their terms of office: Class I, Class II and Class III. Such classes shall be as nearly equal in number of directors as possible. Generally, each director serves for a term ending on the third annual meeting of stockholders following the annual meeting at which that director was elected, except when a director is first assigned to a class of director then serving for a term which is shorter than three years. Our Bylaws provide that a majority of the then-existing Board of Directors may fill a vacancy on the Board of Directors at any time, and that such director elected by the Board of Directors serves until the next annual meeting of stockholders and until his or her successor is elected and qualifies. Our Bylaws also provide that a majority of the then existing Board of Directors may increase the number of directors which constitutes our Board of Directors at any time up to a maximum of fifteen.

Our Board of Directors currently has eight members: Maurice B. Tosé, Thomas M. Brandt, Jr., James M. Bethmann, Clyde A. Heintzelman, Jan C. Huly, Richard A. Kozak, Weldon H. Latham and Richard A. Young, divided into three classes with staggered three-year terms.

The Board of Directors is soliciting proxies to re-elect each of Messrs. Tosé, Bethmann and Young as described herein. Messrs. Tosé and Bethmann were elected as Class III directors at the 2007 Annual Meeting of Stockholders to hold office until the 2010 Annual Meeting of Stockholders. Mr. Young was elected as a Class III director at the 2009 Annual Meeting of Stockholders to hold office until the 2010 Annual Meeting of Stockholders. All directors have been duly elected by the stockholders. Set forth below is information regarding each of these director nominees and the other continuing directors, including background information and information regarding the specific experience, qualifications, attributes and skills that support the conclusion that these nominees should serve as directors of TCS.

Nominees for Director

At the Annual Meeting, the stockholders will have the opportunity to elect three Class III director nominees to hold office until the Annual Meeting of Stockholders to be held in 2013 and until their successors are duly elected and qualify, except in the event of the director’s earlier death, resignation or removal. Unless otherwise specified, your proxy will be voted “FOR” the election of each of the nominees listed below, except that in the event any of those named should not continue to be available for election, discretionary authority may be exercised by the proxy holder to vote for a substitute of his choice. However, TCS knows of no circumstances that would make any nominee named herein unavailable. Each nominee is a current member of the Board of Directors.

The following nominees for director will serve until the Annual Meeting of Stockholders in 2013 and until their respective successors are duly elected and qualify.

Class III Director Nominees:

Maurice B. Tosé, 53, Chairman of the Board, President and Chief Executive Officer.

Maurice B. Tosé founded TeleCommunication Systems (TCS) in 1987 and has been Chairman of the Board, President and CEO since then. Prior to founding TCS, Mr. Tosé was the Director of Department of Defense Programs for Techmatics, Inc. Mr. Tosé graduated from the United States Naval Academy with a Bachelor of Science degree in operations analysis. Following his graduation, he served on active duty in the United States Navy for eight years, three and a half of which were as an instructor at the U.S. Naval Academy. He retired from the Navy Reserve as a commander after 30 years of combined active and reserve service. Mr. Tosé serves on the board of directors of the U.S. Naval Academy Foundation. He also serves as a member of the Federal Communications Commission’s (FCC) Communications Security, Reliability, and Interoperability Council (CSRIC) and is a member of the Maryland Governor’s International Advisory Council.

As our co-founder, leader and one of our largest stockholders since the Company’s inception, Mr. Tosé possesses a deep understanding and appreciation of all aspects of TCS, its history and its business. The Nominating and Governance Committee has considered this in recommending that he is qualified to serve on and lead our Board of Directors.

James M. Bethmann, 55, Chairman of the Compensation Committee, Member of the Nominating and Governance Committee.

James M. Bethmann joined the Board of Directors in April 2006. He is a Managing Partner of The Caldwell Partners International, a retained executive search firm, and previously served as President of Recognition International, a supplier of high-performance document recognition systems, image, and workflow software solutions to leading businesses in the Americas, the Pacific Rim, and Europe. Additional prior executive search positions include Vice Chairman of Highland Partners; Managing Director of Heidrick and Struggles; Managing Director and Co-Lead of Korn/Ferry International’s Advanced Technology practice in North America; and Lead for Russell Reynolds Associates’ Southwest Technology Practice. Mr. Bethmann began his career in the United States Navy, achieving the rank of Lieutenant Commander. He holds a Bachelor of Science degree from the U.S. Naval Academy, for which institution he is also a board trustee.

In recommending Mr. Bethmann as a nominee for election as a director of the Company, the Nominating and Governance Committee considered his background and position at a retained executive search firm, as a result of which he has developed familiarity with the expectations of senior management in our industry, and his experience as Managing Director of the organizations where he has served. Mr. Bethmann’s experience running a company which sold into international markets was also considered in determining that Mr. Bethmann is qualified to serve on our Board of Directors.

Richard A. Young, 63, Executive Vice President and Chief Operating Officer.

Richard A. Young joined TCS in 1992 and was elected to the Company’s board of directors in 2009. He has extensive experience in technology management with in-depth technical experience in hardware and software lifecycle program management. Prior to joining TCS, Mr. Young worked as Senior Manager for ICF Information Technology, Inc., where he was responsible for managing technical staff in designing and developing applications to customer specifications. From 1986 to 1989, Mr. Young was Director of the Information Systems Department of the Navy Recruiting Command, where he managed the technical team responsible for the information management requirements of the nationwide recruiting force. He retired in 1989 from 20 years active duty service in the U.S. Navy where he was a helicopter pilot, including piloting missions during the Vietnam conflict. Mr. Young holds a Bachelor of Science degree in engineering from the U.S. Naval Academy and a Master of Science degree in information technology from the Naval Postgraduate School.

In recommending Mr. Young as a nominee for election as a director of the Company, the Nominating and Governance Committee reviewed his extensive experience in technology management as well as his eighteen years of managing all aspects of our business. Mr. Young has a deep understanding of all aspects of our business and history and is qualified to serve on our Board of Directors.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES.

Continuing Directors

Class I Directors — Terms expiring in 2011

Clyde A. Heintzelman, 71, Member of the Audit Committee.

Clyde A. Heintzelman joined the Board of Directors in December 1999. He most recently was Board Chairman of Citel, a company focused on enabling enterprise IP telephony with existing PBX infrastructure, prior to its sale. Mr. Heintzelman’s other appointments have included the following: Board Chairman and interim President and CEO of Optelecom, Inc.; President of Net2000 Communications; President and CEO of SAVVIS Communications Corporation; President and COO of DIGEX, Inc.; and General Manager for Bell Atlantic. In addition to his membership on the TCS board of directors, Mr. Heintzelman also serves on the board of directors for both SAVVIS Communications Corporation and ITC Deltacom. Mr. Heintzelman graduated from the University of Delaware with a bachelor of science degree in marketing.

In determining that Mr. Heintzelman should continue serving as a director of the Company, the Nominating and Governance Committee considered his previous experience as Chief Executive Officer of technology companies such as Optelecom, Net2000 and SAVVIS, and his experience serving on the boards of other publicly traded companies such as SAVVIS and ITC Deltacom. Mr. Heintzelman’s demonstrated management and leadership experience as General Manager for Bell Atlantic were also skills and attributes that led the Nominating and Governance Committee to conclude that his abilities continue to fit with the needs of our Board of Directors.

Richard A. Kozak, 64, Chairman of the Audit Committee.

Richard A. Kozak joined the Board of Directors in December 1999. He is currently Chief Executive Officer of R&D2 LLC, a business that helps early-stage companies commercialize their intellectual property assets. In 1998, Mr. Kozak founded, and became Chairman and Chief Executive Officer of, 1eEurope, Ltd. (formerly Galileo Communications, Ltd.,) a portfolio of companies focused on providing integrated e-business solutions to middle and large-size companies throughout Europe. In 1993, he co-founded American Communications Services, Inc. (which became e.spire Communications, Inc.) where he served as President, Chief Executive Officer, and Board Member. Mr. Kozak was President of the Southern Division of MFS Communications, which was acquired by MCI WorldCom. He also served as Vice President and General Manager of Global Messaging Services for GTE Telenet (now part of Sprint International). Mr. Kozak holds a Bachelor of Science degree in engineering from Brown University and an MBA in finance from The George Washington University School of Government and Business Administration. He is a member of the board of advisors for both the Dingman School of Entrepreneurship at the University of Maryland and the Chesapeake Innovation Center in Annapolis, Maryland.

In determining that Mr. Kozak should continue serving as a director of the Company, the Nominating and Governance Committee considered his previous experience founding and leading technology companies such as 1eEurope and American Communications Services. Mr. Kozak’s experience as CEO of R&D2 and as General Manager of a division of GTE Telenet also led the Nominating and Governance Committee to conclude that his abilities continue to fit with the needs of our Board of Directors.

Thomas M. Brandt, Jr., 58, Senior Vice President & Chief Financial Officer.

Thomas M. Brandt, Jr. joined TCS in 1997. As Senior Vice President and Chief financial Officer, he is responsible for the Company’s financial management, reporting, controls, accounting, and administration. He joined the TCS board of directors in 2009. Prior to TCS, he served as Chief Financial Officer of the internet service provider Digex, Inc., where he helped lead an IPO. Mr. Brandt previously had been Chief Financial Officer and Controller for several other corporations, including a Fortune 500 New York Stock Exchange company. He also spent 12 years with Price Waterhouse. Mr. Brandt also serves on the boards of Antenna Research Associates, a private communications technology manufacturing company, and TechAmerica (formerly AeA), the largest US IT trade association. Mr. Brandt is a Certified Public Accountant. He earned an AB from Duke University and an MBA from the Wharton School of the University of Pennsylvania.

In determining that Mr. Brandt should continue serving as a director of the Company, the Nominating and Governance Committee considered his experience with all aspects of the financial management of our Company since 1997. His experience as CFO of Digex and as CFO and Controller of other publicly traded companies, as well as his experience with an independent auditing firm were instrumental in leading the Nominating and Governance Committee to conclude that his abilities and expertise continue to fit with the needs of our Board of Directors.

Class II Directors — Terms expiring in 2012

Weldon H. Latham, 63, Chairman of the Nominating and Governance Committee, and Member of the Compensation Committee.

Weldon H. Latham joined the Board of Directors in December 1999. Mr. Latham is currently a senior partner at the law firm of Jackson Lewis LLP. Since 1986, Mr. Latham has been a senior partner with various law firms including Davis Wright Tremaine, Holland & Knight, Shaw Pittman, and Reed Smith. Mr. Latham was Vice

President and General Counsel for Sterling Systems Inc., a software company subsequently acquired by Planning Research Corporation (PRC). He became Executive Assistant and Counsel to PRC’s Chairman and CEO. He also served as General Deputy Assistant Secretary for the U.S. Department of Housing and Urban Development, and previously as Assistant General Counsel, White House Office of the Air Force Secretary, General Counsel’s Honors Program. Mr. Latham holds a BA in business administration from Howard University, a J.D. from the Georgetown University Law Center, and an Executive Management Certificate from the Amos Tuck Business School at Dartmouth College.

In determining that Mr. Latham should continue serving as a director of the Company, the Nominating and Governance Committee considered his extensive experience as a senior partner of several law firms and the resources he brings through those positions. Mr. Latham’s experience working in technology companies such as Sterling Systems/PRC was also considered when the Nominating and Governance Committee determined that his abilities and expertise continue to fit with the needs of our Board of Directors.

Jan C. Huly, 62, Member of the Audit Committee.

Retired Lieutenant General Jan C. Huly was appointed to the Board of Directors in January 2009. Lt. Gen. Huly retired from the Marine Corps in 2006 after nearly 37 years of service. In his last assignment as Deputy Commandant, Plans, Policies and Operations, Lt. Gen. Huly was the principal operations officer for the Marine Corps. This included staff coordination for operational matters, combat readiness, and security. Lt. Gen. Huly is a member of the Department of Defense’s Defense Science Board and is a board member for the Marine Corps Scholarship Foundation. He holds a Bachelor of Arts degree from the University of California, Berkeley, and a Master of Arts degree from Central Michigan University.

In determining that Mr. Huly should continue serving as a director of the Company, the Nominating and Governance Committee considered his experience as Deputy Commandant of the Marine Corps and that such a position provides insight into the challenges associated with managing complex organizations and holding management accountable for a company’s performance. Familiarity with core customers including requirements for acquisition of products and services were also considered when the Nominating and Governance Committee concluded that Mr. Huly is qualified to continue serving on our Board of Directors.

CORPORATE GOVERNANCE

Board of Directors and Board Leadership Structure

The Board of Directors oversees the overall performance of the Company. Members of the Board of Directors stay informed of the Company’s business by participating in Board and committee meetings, by reviewing materials provided to them prior to meetings and otherwise, and through discussions with the Chief Executive Officer and other members of management and staff.

Committees of the Board of Directors met a total of ten times in 2009. In addition, the full Board met eight times during 2009 to review the actions of the Committees and attend to other TCS business. All of the directors attended 100% of the meetings of the Board of Directors and Board Committees of which they were a member. All of the members of the Board of Directors also attended the 2009 Annual Meeting of Stockholders.

Independence

The Board of Directors has determined that each member of the Board of Directors, other than Messrs. Tosé, Young and Brandt, is “independent” as defined by the listing standards of the Nasdaq, within the meaning of Rule 4200(a)(15) of the Nasdaq Stock Market.

Leadership Structure

Mr. Tosé currently serves as the Chairman of the Board of Directors and Chief Executive Officer of the Company and we do not have a lead independent director. At this time, the Board of Directors believes that the Company and its stockholders are best served by having Mr. Tosé serve as Chairman and Chief Executive Officer. Mr. Tosé’s tenure as Chief Executive Officer since the Company’s formation, his more than 22 years of experience leading TCS and his significant ownership interest in the Company uniquely qualify him to serve as both Chairman and Chief Executive Officer. In addition, the Board of Directors believes that Mr. Tosé’s combined role as Chairman and Chief Executive Officer promotes unified leadership and direction for the Board of Directors and executive management, and his knowledge of the Company’s business operations makes it appropriate for him to lead the discussions of the Board of Directors.

The Company does not have a lead independent director because the Board of Directors believes that it is currently best served without designating a single lead independent director. The Board of Directors believes that the current leadership structure is appropriate given Mr. Tosé’s status as founder of the Company, his extensive executive and leadership experience, the size of the Company and the leadership roles served by other senior management and directors. In addition, many key Company actions occur through the Audit Committee, the Compensation Committee or the Nominating and Governance Committee. Each of these committees is comprised solely of “independent” directors within the meaning of Rule 4200(a)(15) of the Nasdaq Stock Market. The chairmen of those respective committees lead and direct the matters relating to those committees and thus have indirect responsibility for board agendas, discussions and deliberations relative to those topics. In addition, the Board of Directors and each of these committees have complete and open access to any member of the Company’s senior management and the authority to retain independent legal, financial and other advisors as they deem appropriate without consulting or obtaining the approval of any member of the Company’s management. Given these historic practices, the Company has not designated a lead director.

Role of Board of Directors in Risk Oversight

The Board of Directors oversees our processes to manage risk at the Board and senior management levels. The Board of Directors delegates much of this responsibility to the Audit Committee. Under its charter, the Audit Committee shall discuss with management the Company’s major financial risk exposures and steps management has taken to limit, monitor or control such exposure. While the Board and Audit Committee oversee our Company’s risk management, our senior management is responsible for the development, implementation, and maintenance of our risk management processes and provides periodic reports to the Board of Directors and its committees, as appropriate, on its assessment of strategic, operational, legal and compliance, and financial reporting risks to the Company. The Board of Directors and its committees, as appropriate, review and consider the management reports provided on the Company’s enterprise risk and risk management strategy, make recommendations, and suggest changes if appropriate.

Code of Ethics and Business Conduct

The Board of Directors has adopted a written code of ethics and business conduct, a copy of which is available on the Company’s website at www.telecomsys.com. The Company requires all officers, directors and employees to adhere to this code in addressing the legal and ethical issues encountered in conducting their work. The code requires that employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the code. The Sarbanes-Oxley Act of 2002 requires companies to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company currently has such procedures in place.

Corporate Governance Guidelines

The Board of Directors believes that adherence to sound corporate governance policies and practices is important in ensuring that our Company is governed and managed with the highest standards of responsibility, ethics and integrity and in the best interests of the stockholders. The Company’s Corporate Governance Guidelines are intended to reflect a set of core values that provide the foundation for our governance and management systems and our interactions with others.

Communications with the Board of Directors

Stockholders may send correspondence to the Board of Directors or to any individual Director at the following address: TeleCommunication Systems, Inc., 275 West Street, Suite 400, Annapolis, MD 21401. The communication should indicate that the sender is a stockholder. Based on procedures approved by the Nominating and Governance Committee of the Board of Directors, the General Counsel and Secretary will retain and not send to Directors communications that are purely promotional or commercial in nature or other topics that clearly are unrelated to Director responsibilities. These types of communications will be logged and filed but not circulated to Directors. The General Counsel and Secretary will review and log all other communications and subsequently deliver it to the specified Directors. Further information about communicating with the Board of Directors is available on the Company’s website at www.telecomsys.com/investor_info/corp_governance.cfm.

Committees of the Board of Directors

The Board of Directors has an Audit Committee, a Nominating and Governance Committee and a Compensation Committee, the membership and functions of which are described below.

Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors and its members are Mr. Richard A. Kozak, Mr. Clyde A. Heintzelman and Mr. Jan C. Huly. The members of the Audit Committee are “independent” as defined by the listing standards of the Nasdaq. The Board of Directors has determined that Mr. Kozak, Chairman of the Audit Committee, is an “audit committee financial expert” under the relevant rules of the SEC.

The charter for the Audit Committee may be found on the TCS Website (http://www.telecomsys.com). Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee held four quarterly meetings in 2009 to review quarterly operating results, and one additional meeting to review other matters. The Audit Committee met in executive session with Ernst & Young representatives and/or the Company’s internal auditor, without the presence of management, three times during 2009.

Nominating and Governance Committee

The Board of Directors maintains a Nominating and Governance Committee, which is currently comprised of Messrs. Latham and Bethmann. The charter of the Nominating and Governance Committee provides for it to be comprised of three members. The Committee has elected Mr. Latham to serve as its Chairman. The Nominating and Governance Committee has the responsibility to recommend persons for membership on the Board of Directors, including consideration of any nominees submitted to the Board of Directors by stockholders, to establish criteria and procedures for the selection of new directors, to assist the Board of Directors with the evaluation of its overall effectiveness, and to develop and recommend any changes to the Corporate Governance Guidelines. The Nominating and Governance Committee met once in 2009. The Nominating and Governance Committee Charter is available on the Company’s website at www.telecomsys.com and will be provided to stockholders upon request.

The Board of Directors believes that the interests of the stockholders are best served by having a substantial number of objective, independent representatives on the Board. For this purpose, a director will be considered to be “independent” only if the Board affirmatively determines that the director does not have any direct or indirect material relationship with us that may impair, or appear to impair, the director’s ability to make independent judgments.

Nominating Process

The Nominating and Governance Committee uses a variety of criteria to evaluate the qualifications and skills necessary for members of the Board of Directors. Under these criteria, members of the Board of Directors should have the highest professional and personal ethics and values, consistent with longstanding values and standards of the Company. Members of the Board of Directors should have broad experience at the policy-making level in business, government, technology or public interest. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience.

In identifying candidates for membership on the Board of Directors, the Nominating and Governance Committee takes into account all factors it considers appropriate, which may include strength of character, conflict of interest, maturity of judgment, career specialization, relevant skills, diversity and the extent to which a particular candidate would fill a present need on the Board of Directors. The Nominating and Governance Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees. Consistent with the committee’s charter and the Corporate Governance Guidelines, when identifying director nominees, the committee considers general principles of diversity, and does so in the broadest sense. At a minimum, director candidates must have unimpeachable character and integrity, sufficient time to carry out their duties, the ability to read and understand financial statements, experience at senior levels in areas relevant to the Company and consistent with the objective of having a diverse and experienced Board, the ability and willingness to exercise sound business judgment, the ability to work well with others and the willingness to assume the responsibilities required of a director of the Company. Each member of the Board of Directors must represent the interests of the stockholders of the Company. The Nominating and Governance Committee also believes it is in the stockholders’ best interest for certain key members of our current management to participate as members of the Board of Directors.

The Nominating and Governance Committee reviews and determines whether existing members of the Board of Directors should stand for reelection, taking into consideration matters relating to the age and number of terms served by individual directors and changes in the needs of the Board.

Once the Nominating and Governance Committee has selected appropriate candidates for election as a director, it presents the candidates to the full Board of Directors for (a) election, if the selection has occurred during the course of the year, or (b) nomination, if the director is to be elected by the stockholders. Pursuant to our Bylaws, members of at least one class of Directors are nominated each year for election by the stockholders and are included in the Company’s Proxy Statement.

The Nominating and Governance Committee assesses the appropriate size of the Board of Directors and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Nominating and Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Governance Committee through current members of the Board of Directors, professional search firms, stockholders or other persons. These candidates are evaluated by the Nominating and Governance Committee, and may be considered at any point during the year. The Nominating and Governance Committee will consider stockholder recommendations for candidates for the Board of Directors that are properly submitted in accordance with the Bylaws. In evaluating such recommendations, the Nominating and Governance Committee will use the qualifications standards discussed above and seek to achieve a balance of knowledge, experience and capability on the Board of Directors.

The Bylaws provide the procedure for stockholders to make director nominations. A stockholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Company:

•	in the case of an annual meeting, not more than 120 days and not less than 90 days prior to the earliest of (i) such annual meeting, (ii) the first anniversary of the mailing date of the notice of the preceding year’s annual meeting and (iii) the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, notice by the stockholder must be so delivered not earlier than the 120th day prior to the annual meeting and not later than the earlier of the close of business on the 90th day prior to the annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made; and

•	in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the earlier of the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public announcement of the date of the special meeting was made, whichever first occurs.

A stockholder’s notice to the Secretary must be in writing and set forth:

•	as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors pursuant to Regulation 14A of the Exchange Act, and the rules and regulations promulgated thereunder; and

•	as to the stockholder giving the notice (i) the name and address of such stockholder as they appear on the Company ’s books and of the beneficial owner, if any, on whose behalf the nomination is made, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder and such beneficial owner, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A of the Exchange Act, and the rules and regulations promulgated thereunder.

Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected. No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth above. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman of the meeting shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded. No adjournment or postponement of a meeting of stockholders shall commence a new period for the giving of notice of a stockholder proposal hereunder.

Compensation Committee

The Compensation Committee, which met four times in 2009, consists of Messrs. Bethmann and Latham. The charter of the Compensation Committee provides that it will be comprised of three members. The Compensation Committee approves the design of, assesses the effectiveness of, and administers executive compensation programs in support of stockholder interests. The Compensation Committee has the responsibility and authority to supervise and review the affairs of the Company as they relate to total compensation and benefits, including compensation strategy, philosophy and planning, and policies regarding the acquisition, retention and motivation of personnel. The Compensation Committee determines the compensation of our Chief Executive Officer and President and the compensation of the other Named Executive Officers. In making these determinations, the Compensation Committee takes into account the recommendations of the Chief Executive Officer. The Compensation Committee administers the Stock Incentive Plan, Employee Stock Purchase Plan and other executive officer compensation plans. The Compensation Committee’s Charter is available on the Company’s website (www.telecomsys.com) and will be provided to stockholders upon request.

Our executive compensation programs are designed to achieve the following objectives:

•	Attract and retain talented and experienced executives in the highly competitive and dynamic wireless communications technology industry;

•	Motivate and reward executives whose knowledge, skills and performance are critical to our success;

•	Align the interests of our Named Executive Officers and stockholders by motivating executive officers to increase stockholder value and rewarding Named Executive Officers for meeting operational goals designed to result in stockholder value increases;

•	Ensure fairness among the executive management team by recognizing the contributions each executive makes to our success;

•	Foster a shared commitment among executives by coordinating their Company and individual goals; and

•	Motivate our executives to manage our business to meet our long-range objectives.

Executive Officers

The Board of Directors has elected the executive officers to serve for indefinite terms. The following table sets forth the name of each executive officer as of December 31, 2009 and the principal positions and offices he holds with the Company. Unless otherwise indicated, each of these officers has served as an executive officer of the Company for at least five years.

Name	Age	Information About Executive Officer

Maurice B. Tosé	53	Chairman of the Board of Directors, President and Chief Executive Officer since 1987. Prior to founding TCS, Mr. Tosé was the Director of Department of Defense Programs for Techmatics, Inc., headquartered in Silver Spring, Maryland.
Richard A. Young	63	Executive Vice President and Chief Operating Officer. Mr. Young directs all day-to-day activities in the Company including goal setting, performance monitoring, and deployment of key personnel. Mr. Young joined TCS in 1992 and has served in a chief operating management role throughout his tenure.
Thomas M. Brandt, Jr.	58	Sr. Vice President and Chief Financial Officer. Mr. Brandt joined the Company in 1997, assuming responsibility for the Company’s financial management, reporting, controls, accounting, and administration.
Drew A. Morin	49	Sr. Vice President and Chief Technology Officer. Mr. Morin joined the company in 1988, assuming responsibility for the technical direction and coordination of TCS’ development activities across business units.
Timothy J. Lorello	52	Sr. Vice President, Commercial Sales and Chief Marketing Officer. In 2007, Mr. Lorello assumed the additional responsibility of Sales lead for our Commercial segment offerings. In 2002, Mr. Lorello assumed responsibility for positioning and product management, marketing communications, branding activities, and product strategy for all of our products and services. Mr. Lorello joined our company in 1995 to head our network intelligence application software group where he was responsible for the marketing and development of software applications and services sold to wireless carriers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. The number of shares beneficially owned by a person includes shares of Class A Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 30, 2010. The shares issuable pursuant to these options are deemed outstanding for computing the percentage ownership of the person holding these options but are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

The following table lists the number of shares of Class A Common Stock and Class B Common Stock beneficially owned by directors and our Named Executive Officers (as defined below under “Compensation of the Named Executive Officers”) of the Company as of April 30, 2010.

	Shares		Percentage of Shares
Name and Address of	Beneficially Owned		Beneficially Owned
Beneficial Owner(1)	A Shares	B Shares(3)	A Shares	B Shares

Directors and executive officers:
Maurice B. Tosé(2)	2,516,877	6,176,334	4.6%	100%
Richard A. Young(4)	1,356,838	—	2.5%	—
Thomas M. Brandt, Jr.(5)	1,117,358	—	2.1%	—
Drew A. Morin(6)	1,231,875	—	2.3%	—
Timothy J. Lorello(7)	736,657	—	1.4%	—
James M. Bethmann(8)	15,646	—	*	—
Clyde A. Heintzelman(9)	91,808	—	*	—
Jan C. Huly(10)	7,193	—	*	—
Richard A. Kozak(9)	94,819	—	*	—
Weldon H. Latham(9)	105,201	—	*	—
All directors and executive officers as a group (10 persons)(11)	7,274,272	6,176,334	12.4%	100%
Five percent holders:
Thompson, Siegel & Walmsley LLC(12)	3,084,391	—	5.8%	—
River Road Asset Management LLC(13)	2,894,940	—	5.5%	—

*	Less than 1%.

(1)	Except as set forth herein, the business address of the named beneficial owner is c/o TeleCommunication Systems, Inc., 275 West Street, Annapolis, Maryland 21401.

(2)	Includes 2,286,581 shares of Class A Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 30, 2010, and 550,000 shares of Class B Common Stock which have been pledged as security for a loan. Under the rules of the SEC, Mr. Tosé is deemed to beneficially own 229,995 shares of Class A Common Stock owned by Teresa M.S. Layden, Mr. Tosé’s wife, 215,753 shares of Class B Common Stock held in a trust for the benefit of Mr. Tosé’s and Ms. Layden’s children, and 59,888 shares of Class B Common Stock held by Mr. Tosé’s minor children. Mr. Tosé disclaims beneficial ownership of all of these shares.

(3)	The holders of Class B Common Stock are entitled to three votes per share on all matters submitted to a vote of the stockholders. Each share of our Class B Common Stock is convertible at any time, at the option of the holder, into one share of our Class A Common Stock.

(4)	Includes 1,282,306 shares of Class A Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 30, 2010.

(5)	Includes 872,145 shares of Class A Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 30, 2010. Under the rules of the SEC, Mr. Brandt is deemed to beneficially own 51,370 shares of Class A Common Stock held in a trust for the benefit of Mr. Brandt’s wife. Mr. Brandt disclaims beneficial ownership of all the shares in the trust.

(6)	Includes 880,460 shares of Class A Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 30, 2010. Under the rules of the SEC, Mr. Morin is deemed to beneficially own 70,354 shares of Class A Common Stock held in a trust for the benefit of Mr. Morin’s wife and child. Mr. Morin disclaims beneficial ownership of all of these shares.

(7)	Includes 459,207 shares of Class A Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 30, 2010. Under the rules of the SEC, Mr. Lorello is deemed to beneficially own 236,849 shares of Class A Common Stock held in a trust for the benefit of Mr. Lorello’s wife and children, and such shares have been pledged to secure a loan to the trust. Mr. Lorello disclaims beneficial ownership of all these shares.

(8)	Includes 2,878 shares of restricted Class A Common Stock.

(9)	Includes 37,500 shares of Class A Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 30, 2010 and 2,878 shares of restricted Class A Common Stock.

(10)	Includes 3,597 shares of restricted Class A Common Stock.

(11)	Includes an aggregate of 5,893,495 shares of Class A Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 30, 2010 and 15,109 shares of restricted Class A Common Stock.

(12)	According to a Schedule 13G provided to the Company on February 10, 2010, the address of Thompson, Siegel & Walmsley LLC is 6806 Paragon Place, Suite 300, Richmond, VA 23230.

(13)	According to a Schedule 13G filed with the SEC on February 16, 2010, the address of River Road Asset Management, LLC is 462 South Fourth Street, Suite 1600, Louisville, KY 40207.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

We provide what we believe is a competitive total compensation package to our executive management team through a combination of base salary, annual cash incentive, long-term equity incentive compensation and broad-based benefits programs. We place significant emphasis on pay for performance-based incentive compensation programs, which make compensation contingent on the attainment of Company and individual goals.

TCS does not utilize compensation policies or practices creating risks that are reasonably likely to have a material adverse effect on the Company. The following “Compensation Discussion and Analysis” section describes generally our compensation policies and practices that are applicable for executive and management employees. TCS uses common variable compensation designs, with a significant focus on corporate and business financial performance as generally described in this Proxy Statement.

The Objectives of our Executive Compensation Program

We use the following principles to guide our decisions regarding executive compensation:

Provide compensation opportunities competitive with market levels.

To attract and retain executives with the ability and the experience necessary to lead us and deliver strong performance to our stockholders, we strive to provide a total compensation package that is competitive with total compensation provided by our industry peer group, which we construct to include the following companies:

•	Neustar, Inc.	•	Sybase, Inc.
•	NCI Inc.	•	Globecomm Systems, Inc.
•	Comverse Technology, Inc.	•	ViaSat, Inc.
•	Openwave Systems, Inc.	•	Syniverse Holdings, Inc.
•	General Dynamics Corp	•	Comtech Telecommunications Corp.
•	LM Ericsson Telephone Co.

We chose these companies because they are publicly traded companies in the commercial and technology sectors in which we operate and/or they are close to our size in terms of revenue and market capitalization. We believe that such companies provide an appropriate peer group because they consist of similar organizations against whom we compete for executive talent. We annually review the companies in our peer group and add or remove companies as necessary to insure that our peer group comparisons are meaningful. We changed our peer group slightly from the one used in 2008 by adding General Dynamics Corp. and LM Ericsson Telephone Company because their satellite services business and mobile communications systems lines have become more comparable to our Government and Commercial Segment businesses, respectively. We used this same peer group when constructing the “performance graph” that appears in our Annual Report.

For each Named Executive Officer, we consider the relevance of data of our peer group, considering:

•	Our business need for the Named Executive Officer’s skills;

•	The contributions that the Named Executive Officer has made or we believe will make to our success;

•	The transferability of the Named Executive Officer’s managerial skills to other potential employers;

•	The relevance of the Named Executive Officer’s experience to other potential employers, particularly in the telecommunications technology industry; and

•	The readiness of the Named Executive Officer to assume a more significant role with another potential employer.

Base Salaries

We target base salaries to approximate the market median (50th percentile) for our peer group. To arrive at the 50th percentile for the base salaries of our Named Executive Officers, we consider the median of the data gathered from proxy statements for the positions of the Named Executive Officers in relation to the Named Executive Officers of our peer group for each position. We also use data from publicly available surveys, when available, in addition to our peer group, in order to have a more complete overview of the competitive market for our executive talent.

Cash Incentives

Incentive award opportunities are targeted to result in Bonus Opportunity Plan payments equal to the market median of cash incentives paid by our peer group assuming our target business objectives are achieved.

Long-Term Equity Compensation

Annual equity grants are targeted at the 75th percentile of the median level of market practices for the Named Executive Officer, but may be adjusted in the discretion of the Compensation Committee based on individual performance or other factors. The allocation between long-term and currently paid out compensation reflects consideration of how our peer companies use long-term and currently paid compensation to pay their Named Executive Officers because we feel it is important to maintain parity with competitors for our management team.

Total Compensation

Total compensation is targeted at the 75th percentile of our peer group, considering individual performance and experience. The targets for compensation are set at the beginning of each fiscal year. The Company’s operational performance achieved in fiscal year 2009 resulted in the Named Executive Officers earning total compensation which we believe met the targeted compensation set forth at the beginning of the year.

After review of the 2009 operational results, the Compensation Committee determined that senior management had delivered results which were superior to the Company’s peers, had executed in accordance with the plans set forth by the Compensation Committee in early 2009, and had earned a total compensation package that rewarded the outstanding performance.

Require performance goals to be achieved in order for the majority of the target pay levels to be earned.

Our executive compensation program emphasizes pay for performance. Performance is measured based on achievement of Company and individual performance goals that are aligned with our business strategy and are approved by our Compensation Committee after the annual business plan has been approved by the Board of Directors. If the target level for the performance goals is exceeded, executives have an opportunity to earn cash incentive awards above the median of the market of our peer group pursuant to our Bonus Opportunity Plan. If the target levels for the performance goals are not achieved, executives may earn less or no Bonus Opportunity Plan payments.

Offer a comprehensive benefits package to all full-time employees.

We provide a competitive benefits package to all full-time employees which includes health and welfare benefits, such as medical, dental, vision care, disability insurance, life insurance benefits, and a 401(k) savings plan. We have no structured executive perquisite benefits (e.g., club memberships or company vehicles) for any executive officer, including the Named Executive Officers, and we currently do not provide any supplemental pensions to any executive officer, including the Named Executive Officers. In December 2008 the Compensation Committee adopted a Deferred Compensation Plan under which certain highly compensated employees, including the Named Executive Officers, are allowed to defer receipt of current income until some future period, which period must be determined prior to making contributions. The Company also may contribute compensation on behalf of an employee, including a Named Executive Officer, which will vest to the beneficiary employee at the pre-determined date.

Provide fair and equitable compensation.

We provide a total compensation program that we believe will be perceived by both our Named Executive Officers and our stockholders as fair and equitable. In addition to conducting analyses of market pay levels and considering individual circumstances related to each Named Executive Officer, we also consider the pay of each Named Executive Officer relative to each other Named Executive Officer and relative to other members of the management team. We have designed the total compensation programs to be consistent for our executive management team.

Certain Policies of our Executive Compensation Program

We have adopted the following material policies related to our executive compensation program:

•	Allocation between long-term and currently paid out compensation: The compensation we currently pay consists of base pay and annual cash incentive compensation in the form of the Bonus Opportunity Plan payments. The long-term compensation consists entirely of awards of stock options or restricted shares pursuant to the Stock Incentive Plan. The allocation between long-term and currently paid out compensation reflects consideration of how our peer companies use long-term and currently paid compensation to pay their executive officers because we feel it is important to maintain parity with competitors for our management team.

•	Allocation between cash and non-cash compensation: It is our policy to allocate all currently paid compensation in the form of cash and all long-term compensation in the form of awards of options to purchase our Class A Common Stock or restricted shares of our Class A Common Stock, because we believe that this balance best serves our interests in retaining experienced managers while also aligning their long-term compensation with stockholder interests in long-term growth and success.

Our Executive Compensation Programs

The basic elements of our executive compensation programs are summarized in the table below, followed by a more detailed discussion of each compensation program.

Element	Characteristics	Purpose

Base salary	Fixed annual cash compensation; all executives are eligible for periodic increases in base salary based on performance; targeted at the median market pay level.	Keep our annual compensation competitive with the market for skills and experience necessary to meet the requirements of the executive’s role with us.
Bonus Opportunity Plan awards	Performance-based annual cash incentive earned based on Company and individual performance against target performance levels; targeted at the median market pay level.	Motivate and reward for the achievement and over-performance of our critical financial and strategic goals. Amounts earned for achievement of target performance levels based on our annual budget is designed to provide a market-competitive pay package at median performance; potential for lesser or greater amounts are intended to motivate participants to achieve or exceed our financial performance goals and to not reward if performance goals are not met.
Long-term equity incentive plan awards (stock options and restricted shares)	Performance-based equity award which has value to the extent the price of our Class A Common Stock increases over time; targeted at the 75th percentile of market pay level and/or competitive practices at peer companies.	Align interest of management with stockholders; motivate and reward management to increase the stockholder value of the Company over the long term. Vesting based on continued employment will facilitate retention; amount realized from exercise of stock options rewards increased stockholder value of the Company; provides change in control protection.
Retirement savings opportunity	Tax-deferred 401(k) plan in which all employees can choose to defer compensation for retirement. We provide discretionary but non-discriminatory matching contributions to all employees based on operational performance; we do not allow employees to invest these savings in Company stock.	Provide employees the opportunity to save for their retirement. Account balances are affected by contributions and investment decisions made by the employee.
Health & welfare benefits	Fixed component. The same/comparable health & welfare benefits (medical, dental, vision, disability insurance and life insurance) are available for all full-time employees.	Provides benefits to meet the health and welfare needs of employees and their families.

In general, compensation or amounts realized by executives from prior compensation from us, such as gains from previously awarded stock options or restricted share awards, are not taken into account in setting other elements of compensation, such as base pay, Bonus Opportunity Plan payments, or awards of stock options or restricted shares under our long-term equity incentive program, because we believe that the opportunity for additional cash and equity compensation is a significant motivator and we want our executives to be rewarded for contributing to our success. With respect to Named Executive Officers, we take into account their prior base salary and annual cash incentive, as well as the contribution expected to be made by the Named Executive Officer, the business needs and the role of the Named Executive Officer with us.

Annual Cash Compensation

Base Salary

Annually we review salary ranges and individual salaries for our Named Executive Officers. We establish the base salary for each Named Executive Officer based on consideration of median pay levels of our peer group and internal factors, such as the individual’s performance and experience, and the pay of others on the executive team. We also consider CEO and other management recommendations, business requirements for certain skills, individual experience and contributions, the roles and responsibilities of the executive and other factors. Based on these considerations, the Compensation Committee approved a 4.5% increase to the 2008 base salaries for fiscal year 2009. We believe competitive base salary is necessary to attract and retain an executive management team with the appropriate abilities and experience required to lead us.

The base salaries paid to our Named Executive Officers are set forth below in the Summary Compensation Table. For the fiscal year ended December 31, 2009, cash compensation to our Named Executive Officers in the form of base salary was approximately $1,750,078, with our chief executive officer receiving approximately $497,530 of that amount. We believe that the base salary paid to our Named Executive Officers during 2009 achieves our executive compensation objectives, compares appropriately to our peer group and is within our target of providing a base salary at the market median.

Bonus Opportunity Plan Awards

Consistent with our emphasis on pay for performance incentive compensation programs, we have established a Bonus Opportunity Plan pursuant to which certain of our executive officers, including our Named Executive Officers, are eligible to receive Bonus Opportunity Plan awards based upon annual established performance targets, including financial and other measures, and individual performance, all at the discretion of the Compensation Committee. The Bonus Opportunity Plan is important to focus our Named Executive Officers’ efforts and reward them for annual operating results that help create value for our stockholders. The Bonus Opportunity Plan for 2009 was designed to create an opportunity for award representing approximately 35% to 55% of a Named Executive Officer’s total potential cash compensation, depending on the executive’s role, and included an opportunity for the award to exceed the target amount if certain operational results exceeded the performance metric.

Our Named Executive Officers exceeded essentially all of the target business objectives in 2009, which resulted in the Named Executive Officers as a group earning total cash bonuses above the amounts anticipated under the Bonus Opportunity Plan when the incentive plan targets for the Bonus Opportunity Plan were set through our annual planning process, which generally begins in October before each fiscal year.

The financial measures used to determine annual incentive cash payments for 2009 performance included total revenue and/or specific revenue targets for the operating unit within the executive’s control; net income/(loss) before depreciation, amortization of non-cash stock-based compensation, amortization of software development costs, property and equipment and other intangibles, and interest expense and other non-cash financing costs (collectively, “EBITDA”); net income; cash and cash equivalents balances at year-end; a goal tied to the financial covenant in our bank line of credit; and, in the case of our Chief Financial, Technology and Marketing Officers (the “CFO”, “CTO” and “CMO”), attainment of certain subjective goals related to the executive’s role. The Compensation Committee set individual subjective performance goals for only our CFO, CTO and CMO because their respective responsibilities include matters for which the results are more directly within their respective control and on which we want them to apply focused efforts. While these financial measures and individual goals form a framework for awarding incentive payments, the Compensation Committee retains discretion over the final amount of the payouts under the Bonus Opportunity Plan.

For 2009, the individual performance goals included:

Chief Financial Officer

•	Maintain SEC compliance with internal control regulations subject to reporting under the Sarbanes-Oxley Act

•	Achieve a specific revenue target from the licensing of intellectual property

Chief Technology Officer

•	Control research and development expenditures

•	Generate customer satisfaction survey results

•	Achieve “days sales outstanding” metrics

Chief Marketing Officer

•	Plan and execute speaking engagements designed to draw attention to our business

•	Produce Company-related articles in technical or trade publications

The targets for our Company and individual performance goals were established so that target attainment was not assured. The attainment of payment for performance at target or above would have required significant effort on the part of our executives.

The revenue measure is designed to reflect our objective of developing new products and markets, growing top line revenue, and expanding our market share in existing markets. To ensure we efficiently develop and expand our markets, the EBITDA measure motivates our executives to manage our costs and to take into account the appropriate level of expenses expected with our growth. The cash at year-end measure is designed to ensure that the appropriate level of attention is paid to the need to fund our operations and investments for the next rolling twelve-month period. The net income goal is designed to recognize and reward operational results that are aligned with stockholder interests. The subjective goals provide recognition for contributions made to the overall health of the business and are intended to capture how the Named Executive Officer has performed in areas that are not quantified in the major metrics.

A business plan which contains annual financial and strategic objectives is developed each year by management, reviewed and recommended by the Named Executive Officers, presented to the Board of Directors, and ultimately reviewed and approved by our Board of Directors with such changes as it deems appropriate. The Bonus Opportunity Plan is presented to the Compensation Committee for review and approval with such modifications as it deems appropriate.

Bonus Opportunity Plan awards are determined at year-end based on our performance against the approved Bonus Opportunity Plan targets. The Compensation Committee also has the ability to exercise discretion in adjusting awards based on factors it deems relevant which may include its consideration of each Named Executive Officer’s individual performance and for each Named Executive Officer other than the Chief Executive Officer, based on a review of such executive’s performance as communicated to the Compensation Committee by the Chief Executive Officer, internal pay equity among the Named Executive Officers, changing compensation practices within our peer group and other industries against which the Company competes for executive talent, customers and capital, our overall performance during the year, and any unusual or non-recurring business, financial or accounting matters otherwise impacting our performance. The Compensation Committee may modify (increase or decrease) the Bonus Opportunity Plan awards prior to their payment.

2009 Financial Measures

Shown as a percentage of the total Bonus Opportunity Plan award at target in the following table, is the weighting of the measures used to determine award payments to the Named Executive Officers for the fiscal year ended December 31, 2009:

2009 Measures	CEO	COO	CFO	CTO	CMO

Company performance
Revenue	20%	30%	15%	10%	10%
EBITDA	35%	60%	30%	10%	20%
Net Income	25%	10%	25%	10%	10%
Cash at end of year	10%		10%
Individual/Operating Unit contribution
Revenue			10%	15%	40%
EBITDA				20%
Expense Controls				10%
Subjective goals	10%		10%	25%	20%

	100%	100%	100%	100%	100%

The year-end cash goal applied only to the CEO and CFO because those executives have the most direct influence on the decisions that produce these results. The EBITDA goal was significantly more weighted with respect to our COO because he manages the Company’s operations and approves the expense and investment decisions that most significantly influence the EBITDA results. The revenue goal was significantly more weighted with respect to our CMO to focus his role as sales executive on driving top line results.

In early 2009, the Compensation Committee noted that Company results for 2008 reflected outstanding performance by the Named Executive Officers, and that performance had made a materially positive impact on the Company’s stock performance in the public markets. After discussion with management, the Compensation Committee determined that providing an incentive for the senior management team to remain employed with the Company and encouraging efforts toward continued achievement of EBITDA in 2009 would be important to sustain the momentum. In order to provide additional incentive opportunities, the Committee included in the 2009 Bonus Opportunity Plans the opportunity for each senior executive to earn additional variable incentive compensation under the deferred compensation plan if they remained employed and the Company achieved EBITDA during each 2009 fiscal quarter. The specific goals were met and the deferred compensation bonuses paid were:

	Deferred Compensation Bonus
2009 Fiscal Quarter	CEO	COO	CFO	CTO	CMO

31-Mar	$240,487	$123,675	$100,486	$88,924	$92,333
30-Jun	240,487	123,675	100,486	88,924	92,333
30-Sep	240,487	123,675	100,486	88,924	92,333
31-Dec	240,487	123,675	100,486	88,924	92,333

Total:	$961,948	$494,700	$401,944	$355,696	$369,332

No deferred compensation plan bonus opportunities were approved by the Compensation Committee for 2010.

Bonus Opportunity Plan Payout

Subject to the discretion of the Compensation Committee to adjust awards as described above, if a Named Executive Officer does not achieve 85% of all of his goals, there is no payout of the bonus opportunity. If a Named Executive Officer meets 85%, but not 100% of his goals, the Compensation Committee evaluates what percentage of his goals were met, and adjusts his actual payment downward accordingly. Subject to the discretion of the Compensation Committee to adjust awards as described above, if a Named Executive Officer exceeds all of his corporate goals and personal objectives, he receives his “target” payment and is eligible to also receive additional payments to the extent our Net Income results exceed our targets. The payment opportunities under the 2009 annual Bonus Opportunity Plan are shown as a percentage of annual base salary at corresponding levels of performance against our goals as shown in the following table:

2009 Bonus Opportunity Plan Payout Level Based on Goal Achievement
Officer	At 100% (Target)	Bonus Adjustments Based on Performance

CEO	110% of base salary	1% increase in bonus pool for every 1% increase in Net Income above the target.
COO	60% of base salary	1% increase in bonus pool for every 1% increase in Net Income above the target.
CFO	55% of base salary	1% increase in bonus pool for every 1% increase in Net Income above the target.
CTO	55% of base salary	1% increase in bonus pool for every 1% increase in Net Income above the target.
CMO	70% of base salary	1% increase in bonus pool for every 1% increase in Net Income above the target.

The actual annual incentive payments made to our Named Executive Officers pursuant to our Bonus Opportunity Plan for the fiscal year ended December 31, 2009 are set forth below in the Summary Compensation Table and were calculated in consideration of the following operational results:

2009 Operating Results	NEO	Goal	Actual		Achievement
		($000)	($000)

Company/team performance
Company Total Revenue	All	248,000	300,100		121%
EBITDA	All	34,000	64,700		190%
Net Income	All	12,000	28,400		237%
Cash at end of year	CEO/CFO	50,000	61,000		122%
Individual/Operating Unit contribution
Revenue	CFO	350	0		0%
	CTO	55,200	65,000		118%
	CMO	120,500	131,200		109%
EBITDA	CTO	28,000	44,000		157%
R&D Expense Control	CTO	<13,000	12,700		100%
Subjective measure	CEO/CFO/CTO/CMO	Qualitative	Met	*	100%

*	except for the speaking engagement goal set for the CMO, for which he did not receive that component of his bonus opportunity.

We believe that the annual incentive payments made to our Named Executive Officers for the fiscal year ended December 31, 2009 achieved the objectives of our executive compensation program, compare appropriately to our peer group and are consistent with the Company’s superior performance in 2009. The Compensation Committee believed that as a result of the outstanding operational results achieved in 2009, the amounts payable to our Named Executive Officers should exceed our target of providing cash compensation at the 50th percentile of the market.

Long-term Equity Incentive Compensation

We award long-term equity incentive grants to executive officers, including the Named Executive Officers, as part of our total compensation package. These awards are consistent with our pay for performance principles and align the interests of the executive officers to the interests of our stockholders. The Compensation Committee reviews and approves the amount of each award to be granted to each Named Executive Officer. Long-term equity incentive awards are made pursuant to the Stock Incentive Plan.

Our long-term equity incentive compensation currently is primarily in the form of options to acquire shares of our Class A Common Stock, but some restricted shares also have been awarded in prior years. The value of the stock options awarded is dependent upon the performance of our Class A Common Stock price. While the

Stock Incentive Plan allows for other forms of equity compensation, the Compensation Committee and management believe that currently stock options and/or restricted shares are the appropriate vehicles to provide long-term incentive compensation to our executive officers because their characteristics are readily understood by our executives and investors, provide the long term incentive that we believe is important, and there currently is no compelling reason to develop more complex equity incentive programs. Other types of long-term equity incentive compensation may be considered in the future as our business strategy evolves.

Stock option awards provide our executive officers with the right to purchase shares of our Class A Common Stock at a fixed exercise price for a period of up to ten years under the Stock Incentive Plan. Stock options are earned on the basis of continued service to us and generally vest over three years, with one-third vesting at each one year anniversary of the date of grant.

The exercise price of each stock option granted in 2009 is the fair market value of our Class A Common Stock on the grant date. We do not have any program, plan or practice of setting the exercise price based on a date or price other than the fair market value of our Class A Common Stock on the grant date.

Our Named Executive Officers and other employees are eligible to receive annual awards of stock options based on the Company’s performance in the prior fiscal year. The grants are usually made in the first quarter of each fiscal year as soon as practical after operating results for the prior year have been finalized.

In setting individual grants, the Compensation Committee considers our performance relative to the financial and strategic objectives set forth in the annual business plan, the previous year’s individual performance of each Named Executive Officer, and the market pay levels for the Named Executive Officer. Annual grants are targeted at the 75th percentile of the median level of market practice for the executive officer, but may be adjusted in the discretion of the Compensation Committee based on individual performance or other factors. This analysis is also used to determine any new hire or promotion-related grants that may be made during the year.

Generally, we do not consider an executive officer’s stock holdings or previous stock option grants in determining the number of stock options to be granted. Moreover, we believe that our long-term incentive compensation program furthers our significant emphasis on pay for performance compensation.

While the vast majority of stock option awards to our Named Executive Officers have been made pursuant to our annual grant program or in connection with their hiring or promotion, the Compensation Committee retains discretion to make stock option awards to Named Executive Officers at other times, including in connection with the hiring of a new executive officer, the promotion of an executive officer, to reward executive officers, for retention purposes or for other circumstances recommended by management or the Compensation Committee. The exercise price of any such grant would be the fair market value of our stock on the grant date.

Other Benefits

Retirement Savings Opportunity

All employees, including our Named Executive Officers, may participate in our 401(k) Retirement Savings Plan, or 401(k) plan. Each employee may make before-tax contributions up to the current Internal Revenue Service limits. We provide this plan to help our employees save some amount of their cash compensation for retirement in a tax efficient manner. We match contributions made by our employees to the 401(k) Plan at discretionary amounts. For 2009 we contributed 40% of each employee’s contribution to the 401(k) plan and we intend to contribute the same 40% level for 2010. We currently do not provide an option for our employees to invest in our Company’s stock in the 401(k) plan.

We currently offer a nonqualified deferred compensation arrangement to certain highly compensated employees, including our Named Executive Officers. The purpose of the deferred compensation plan is to conform the Company’s compensation elements to those of similar companies by providing tax deferred savings opportunities. It is a voluntary, non-qualified plan that allows a select group of management and highly compensated employees to elect to defer receipt of specified portions of compensation, and to have those deferred amounts treated as if invested in specific hypothetical investment benchmarks.

The Compensation Committee may carve out a portion of an eligible employee’s cash compensation as subject to deferral at any time or the eligible employees may elect deferral amounts prior to the income being earned. Employee contributions will be 100% vested upon deposit, but Company discretionary contributions may be vested immediately, vested over a specified period of time or upon the achievement of certain performance goals, or in accordance with other requirements set by the Company or the Compensation Committee. Any unvested Company contributions would be forfeited upon separation of employment and can be used to offset future discretionary contributions. All deferred compensation will be subject to withdrawal in accordance with pre-contribution decisions made by the employee and otherwise in accordance with the deferred contribution plan. The Board of Directors or the Compensation Committee may amend or cancel the deferred compensation plan at any time, so long as the termination complies with IRS regulations.

Health and Welfare Benefits

All full-time employees, including our Named Executive Officers, may participate in our health and welfare benefit programs, including medical, dental and vision care coverage, disability insurance and life insurance.

Employment Agreements, Severance Benefits and Change in Control Provisions

Except with respect to our Chairman and Chief Executive Officer, Mr. Maurice B. Tosé, we have employment agreements in effect with our Named Executive Officers. We have been in negotiations with Mr. Tosé for an employment agreement, but have not finalized those negotiations. No assurance can be given that we will be successful in negotiating such an agreement with Mr. Tosé. We entered into the existing agreements to ensure the Named Executive Officers would perform their respective roles for an extended period of time and we considered the critical nature of the positions and our need to retain the individuals.

The agreements with our Named Executive Officers, except for Mr. Tosé, provide that if the executive is terminated for cause or terminates without good reason, we are obligated to pay only those wages and bonuses pursuant to the terms of our annual incentive plan and other compensation then vested. If the executive is terminated without cause or if he terminates the employment agreement for good reason, in addition to the payment of amounts then vested, in exchange for a general release of all claims, he is entitled to salary in an amount which is the greater of the current annual salary for the remaining term of the agreement, or six months’ salary.

In the alternative, if a Named Executive Officer’s employment with us is terminated because of a change in control, as defined in the agreement, or within twelve months after a change in control, then he is entitled to one year’s salary (except for Mr. Richard Young, Chief Operating Officer, who is entitled to two years’ salary). Additionally, all then outstanding stock options become immediately vested upon a change in control. We believe these provisions are important to ensure that our executives remain with us through the closing of any sale of the business. The terms of these agreements are discussed in greater detail in the “Employment Agreements” section below.

Compensation Decisions for Fiscal 2010

The Compensation Committee met on February 6, 2010 to review and approved Named Executive Officer base salary amounts for 2010, and again March 15, 2010 to review and approve the Bonus Opportunity Plans for 2010 as described below.

Base Salary

Adjustments to our Named Executive Officers’ base salaries for 2010 were made by the Compensation Committee based on an analysis of current market conditions, our operational budgets set for 2010 and information available to the Compensation Committee Chairman whose profession is executive recruiting, to consider executive salary levels in companies whose businesses intersect with certain facets of ours. Based on these factors, the Compensation Committee approved a 4.5% increase in base salary for each of our Named Executive Officers for 2010.

Bonus Opportunity Plan Awards

Consistent with our emphasis on pay for performance incentive compensation programs, the Compensation Committee has established a Bonus Opportunity Plan for 2010 pursuant to which certain of our executive officers, including our Named Executive Officers, are eligible to receive Bonus Opportunity Plan awards based upon the established performance targets, including financial measures and other factors, including individual performance, all at the discretion of the Compensation Committee.

Shown as a percentage of the total Bonus Opportunity Plan award at target in the following table, is the weighting of the measures to be used to determine award payments to the Named Executive Officers for the fiscal year ending December 31, 2010:

2010 Measures	CEO	COO	CFO	CTO	CMO

Company performance
Revenue	20%	20%	20%	10%	10%
EBITDA	35%	60%	30%	10%	10%
Net Income	25%	20%	30%	10%	10%
Cash at end of year	10%		10%
Individual/Operating Unit contribution
Revenue				21%	70%
EBITDA				39%
Expense Controls				5%
Subjective goals	10%		10%	5%

	100%	100%	100%	100%	100%

2010 Bonus Opportunity Plan Payout Level Based
on Goal Achievement
Officer	At 100% (Target)	At 110%	Bonus Adjustments Based on Performance

CEO	200% of base salary	210% of base salary	1/2% increase in bonus pool for every 1% that Net Income exceeds target. 1/2% increase in bonus pool for every 1% that EBITDA exceeds target.
COO	120% of base salary	130% of base salary	1/2% increase in bonus pool for every 1% that Net Income exceeds target. 1/2% increase in bonus pool for every 1% that EBITDA exceeds target.
CFO	70% of base salary	80% of base salary	1/2% increase in bonus pool for every 1% that Net Income exceeds target. 1/2% increase in bonus pool for every 1% that EBITDA exceeds target.
CTO	70% of base salary	80% of base salary	1/2% increase in bonus pool for every 1% that Net Income exceeds target. 1/2% increase in bonus pool for every 1% that EBITDA exceeds target.
CMO	80% of base salary	90% of base salary	1/2% increase in bonus pool for every 1% that Net Income exceeds target. 1/2% increase in bonus pool for every 1% that EBITDA exceeds target.

Tax Implications

Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to public corporations for compensation greater than $1 million paid for any fiscal year to the corporation’s Chief Executive Officer and to the three most highly compensated executive officers other than the Chief Executive Officer or Chief Financial Officer. However, certain forms of performance-based compensation are excluded from the $1 million deduction limit if specific requirements are met. It is the policy of the Compensation Committee to periodically evaluate the qualification of compensation for exclusion from the $1 million deduction limit under Section 162(m) of the Code, as well as other sections of the Code, while maintaining flexibility to take actions with respect to compensation that it deems to be in the interest of the Company and its stockholders which may not qualify for tax deductibility.

So that the Compensation Committee may retain maximum flexibility to structure performance targets based on corporate and individual metrics designed to achieve our various corporate goals, our Bonus Opportunity Plan does not conform to the requirements of Section 162(m). All stock option awards granted to our Named Executive Officers have been structured so that the compensation realized when the stock options are exercised should be treated as performance-based compensation exempt from the deduction limitation of Section 162(m).

Stock Ownership Guidelines

Effective June 11, 2009, the Board adopted amended guidelines that Board members should maintain equity ownership in the corporation of a value equal to three times the annual retainer amount for Board members, for each three year term. Current directors not owning equity in the recommended amount will have three years from January 28, 2008 to accumulate that amount, and new directors will have three years from the date their service begins to accumulate the appropriate amount. The guideline also provides that in accumulating the equity ownership, a Director should strive to achieve at least one-third of the guideline ownership amount in each year of the three year period.

We have chosen not to require stock ownership by Named Executive Officers given their long tenure and the evolution of our Company, however the employment agreements with the Named Executive Officers contain restrictions on the number of shares that the Named Executive Officers may sell as follows:

(a) In any given calendar year, the Named Executive Officer shall not sell or otherwise dispose of a number of shares of our Class A Common Stock of the Company acquired under incentive stock awards (“Incentive Stock Awards”) in excess of the product of (i) ten percent (10%) times (ii) the sum of (A) the number of shares of Class A Common Stock to which the Executive holds title, determined as of the date immediately before the proposed sale or disposition date, that were issued pursuant to an Incentive Stock Award, plus (B) seventy percent (70%) of the number of shares of Class A Common Stock of the Company for which Incentive Stock Awards are exercisable determined as of the date immediately before the proposed sale or disposition date, and

(b) In any given calendar quarter, the Named Executive Officer shall not sell or otherwise dispose of a number of shares of Class A Common Stock of the Company acquired under Incentive Stock Awards in excess of the product of (i) two and one-half percent (2.5%) times (ii) the sum of (A) the number of shares of Class A Common Stock of the Company to which the Executive holds title, determined as of the date immediately before the proposed sale or disposition date, that were issued pursuant to an Incentive Stock Award, plus (B) seventy percent (70%) of the number of shares of Class A Common Stock for which Incentive Stock Awards are exercisable determined as of the date immediately before the proposed sale or disposition date.

We intend to amend the employment agreements with the Named Executive Officers in 2010 to allow for the sale of the greater of 10,000 shares per quarter (40,000 total per year) or the amount allowed by the formula described above.

We will continue to periodically review best practices and re-evaluate our position with respect to stock ownership guidelines.

Securities Trading Policy

Our securities trading policy states that executive officers, including the Named Executive Officers, and directors may not purchase or sell puts or calls to sell or buy our stock, or engage in short sales with respect to our stock.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on these reviews and discussions, the committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement for the 2010 Annual Meeting of Stockholders.

COMPENSATION COMMITTEE

James M. Bethmann (Chairman)
Weldon H. Latham

Director Compensation

The Board of Directors, upon recommendation of the Compensation Committee, adopted new fees arrangements for Board participation in June 2009. Under the new fee structure, non-employee directors were paid an annual retainer of $25,000, and fee of $3,000 for each Board meeting and $2,000 for each Committee meeting in which the director participated. The Chairman of the Audit Committee was paid an additional annual retainer of $11,000, the Chairman of the Compensation Committee was paid an additional annual retainer of $5,500, and the Chairman of the Nominating and Governance Committee was paid an additional retainer of $4,500.

Generally, each non-employee director is granted restricted shares or options to purchase shares of Class A Common Stock under our stock incentive plan annually. These restricted shares or options vest over a period of one year in equal amounts at the end of each semi-annual term of service on the Board. In addition, non-employee directors are reimbursed for expenses incurred in connection with their service on the Board of Directors. The following table summarizes the amounts paid to non-employee directors for fiscal year 2009:

	Fees
	Earned or	Stock
	Paid in	Awards (1)
Name	Cash ($)	($)	Total ($)

James M. Bethmann	$64,500	$40,000	$104,500
Clyde A. Heintzelman	$59,000	$40,000	$99,000
Jan C. Huly	$53,250	$50,000	$103,250
Richard A. Kozak	$70,000	$40,000	$110,000
Weldon H. Latham	$66,000	$40,000	$106,000

(1)	The amounts in this column reflect the aggregate grant date fair value of awards to our non-employee directors of restricted shares of our Class A Common Stock during 2009, computed in accordance with FASB ASC Topic 718. See Note 18 in the Notes to Consolidated Financial Statements included in our Annual Report for additional information.

In June 2009, after reviewing industry comparable compensation trends for Boards of Directors of comparably sized companies in the industries in which TCS participates as published in the Director Compensation Report of the National Association of Corporate Directors, the Board voted unanimously to set non-employee director annual fees as follows:

Target Total Annual Compensation	$80,000
Board retainer	$25,000
Audit Committee Chairman retainer	$11,000
Compensation Committee Chairman retainer	$5,500
Nominating and Governance Committee Chairman retainer	$4,500
Board per-meeting fee	$3,000
Committee per-meeting fee	$2,000
Non-cash compensation (value)	$40,000

The Target Total Annual Compensation may be comprised of cash, non-cash compensation in the form of stock options or restricted shares with a stated vesting schedule, or a combination of the two.

Compensation Committee Interlocks

None of the members of the Compensation Committee is a current or former officer or employee of the Company. During 2009, no member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. During 2009, none of the Company’s executive officers served on the Compensation Committee (or its equivalent) or board of directors of another entity any of whose executive officers served on the Company’s Compensation Committee or Board of Directors.

Compensation of the Named Executive Officers

The following table shows all compensation earned by our Chief Executive Officer, Chief Financial Officer and our three other most highly paid executive officers (collectively referred to as our “Named Executive Officers”) whose annual salary and bonus exceeded $100,000 in the fiscal year ended December 31, 2009:

Summary Compensation Table

					Non-Equity
			Option	Stock	Incentive	All Other
Name and Principal Position	Year	Salary(1)	Awards(2)	Awards(3)	Comp. Plan(4)	Compensation(5)	Total

Maurice B. Tosé	2009	$497,530	$900,722	$—	$2,264,195	$80,072	$3,742,519
Chief Executive Officer,	2008	475,833	733,720	—	2,960,902	74,460	4,244,915
President, and Chairman of the Board	2007	452,917	1,020,000	75,276	246,179	50,283	1,844,655
Richard A. Young	2009	$358,586	$562,952	$—	$1,038,644	$47,954	$2,008,136
Executive Vice President,	2008	342,177	458,575	—	1,522,699	44,552	2,368,003
Chief Operating Officer	2007	320,301	625,600	41,328	98,816	39,663	1,125,708
Thomas M. Brandt, Jr.	2009	$311,834	$450,361	$—	$821,174	$44,373	$1,627,742
Senior Vice President and	2008	297,995	366,860	—	1,237,192	35,680	1,937,727
Chief Financial Officer	2007	282,126	462,400	20,664	81,171	35,956	882,317
Drew A. Morin	2009	$306,616	$450,361	$—	$740,553	$40,146	$1,537,676
Senior Vice President and	2008	292,907	366,860	—	1,094,842	41,922	1,796,531
Chief Technology Officer	2007	276,594	462,400	20,664	84,449	25,651	869,758
Timothy J. Lorello	2009	$275,512	$225,181	$—	$684,005	$37,073	$1,221,771
Senior Vice President	2008	260,691	183,430	—	1,136,809	29,039	1,609,969
Commercial Sales & Chief Mkt. Officer	2007	230,000	171,360	20,664	43,700	33,079	498,803

(1)	Includes amounts earned but deferred at the election of the Named Executive Officer, such as salary deferrals under our 401(k) Plan and deferred compensation plan.

(2)	The amounts shown in this column reflect the aggregate grant date fair value of stock options granted during the year calculated in accordance with FASB ASC Topic 718. See Note 18 to our Consolidated Financial Statements in our Annual Report for each respective fiscal period for more information, including the assumptions used in calculating our equity-based compensation expense.

(3)	The amounts shown in this column reflect the aggregate grant date fair value of stock awards granted during the year calculated in accordance with FASB ASC Topic 718. See Note 18 to our Consolidated Financial Statements in our Annual Report for each respective fiscal period for more information, including the assumptions used in calculating our equity-based compensation expense.

(4)	Represents amounts earned under the Bonus Opportunity Plan in the year reported, even if the amount is actually paid in a subsequent period.

(5)	Represents payments made to each of these executive officers in lieu of accrued unused vacation, plus matching contributions made by us under our 401(k) plan and health and life insurance premiums paid by us, as follows:

		All Other Compensation
		Unused	401(k)
		Vacation	Matching	Insurance
		Payout	Contribution	Premiums	Total

Mr. Tosé	2009	$57,718	$6,600	$15,754	$80,072
	2008	$55,235	$5,425	$13,800	$74,460
	2007	$36,840	$0	$13,443	$50,283
Mr. Young	2009	$27,400	$4,800	$15,754	$47,954
	2008	$26,552	$4,200	$13,800	$44,552
	2007	$26,220	$0	$13,443	$39,663
Mr. Brandt	2009	$22,019	$6,600	$15,754	$44,373
	2008	$16,455	$5,425	$13,800	$35,680
	2007	$22,513	$0	$13,443	$35,956
Mr. Morin	2009	$17,797	$6,595	$15,754	$40,146
	2008	$22,704	$5,418	$13,800	$41,922
	2007	$12,208	$0	$13,443	$25,651
Mr. Lorello	2009	$21,319	$0	$15,754	$37,073
	2008	$15,239	$0	$13,800	$29,039
	2007	$19,636	$0	$13,443	$33,079

The following tables provide information about options granted, exercised and held by the Named Executive Officers in the Summary Compensation Table at December 31, 2009 and non-equity incentive plan award opportunities granted in 2009.

2009 Grants of Plan-Based Awards

In the following table, we provide information concerning each grant of an award made to a Named Executive Officer in the most recently completed fiscal year. This includes cash compensation under the Bonus Opportunity Plan and stock option awards under the Stock Incentive Plan, each of which is discussed in greater detail in this Proxy Statement under the caption, “Compensation Discussion and Analysis.” The threshold, target and maximum columns reflect the range of estimated payouts under the Bonus Opportunity Plan. In the 8th and 9th columns, we report the number of shares of Class A Common Stock underlying options granted in the fiscal year and corresponding per-share exercise prices. In all cases, the exercise price was equal to the closing market price of our Class A Common Stock on the date of grant. Finally, in the last column, we report the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718, of all awards made in 2009.

							Option
							Awards:		Grant Date
			Estimated Future Payouts			Stock	Number of	Exercise	Fair Value
		Equity	Under Non-Equity Incentive			Awards:	Securities	Price of	of Stock
		Award	Plan Awards			Number of	Underlying	Option	and Option
	Award	Grant	Threshold	Target	Maximum	Securities	Options	Awards	Awards
Name	Type	Date	($)	($)	($)	(#)	(#)	($/sh)	($)

Maurice B. Tosé	BOP(1)		$250,112	$1,512,193	(3)
	Options(2)	3/2/2009				—	200,000	$7.95	$900,722
Richard A. Young	BOP(1)		$108,158	$711,016	(3)
	Options(2)	3/2/2009				—	125,000	$7.95	$562,952
Thomas M. Brandt, Jr.	BOP(1)		$94,057	$574,381	(3)
	Options(2)	3/2/2009				—	100,000	$7.95	$450,361
Drew A. Morin	BOP(1)		$92,483	$525,248	(3)
	Options(2)	3/2/2009				—	100,000	$7.95	$450,361
Timothy J. Lorello	BOP(1)		$83,101	$563,234	(3)
	Options(2)	3/2/2009				—	50,000	$7.95	$225,181

(1)	Information relates to the Bonus Opportunity Plan for 2009.

(2)	Granted under the Stock Incentive Plan. The stock options granted to the Named Executive Officers in 2009 have a 10-year term and vest in equal increments on each of the three successive anniversaries of the grant date. Stock options have no express performance criteria other than continued employment (with limited exceptions for termination of employment due to death, disability, reduction-in-force and change in control). However, options have an implicit performance criterion because the options have no value to the executive until they vest and unless and until our stock price exceeds the exercise price. For additional information, refer to Note 18 to our Consolidated Financial Statements in our Annual Report.

(3)	The Bonus Opportunity Plan provides for incremental increases in the potential payout amount in the event certain performance results exceed the specified goals, and does not specify a maximum amount.

Outstanding Equity Awards at Fiscal Year-End 2009

The following table provides information concerning unexercised options, stock that has not vested, and equity incentive plan awards for each Named Executive Officer outstanding as of the end of our most recently completed fiscal year. Each outstanding award is represented by a separate row which indicates the number of securities underlying the award, including awards that have been transferred other than for value (if any).

		Option Awards(1)
		Securities	Securities
		Underlying	Underlying	Exercise
		Options	Options	Price	Expiration
	Grant Date	(#) Exercisable	(#) Unexercisable(2)	($)	Date

Maurice B. Tosé	6/22/2001	318,500	0	$3.05	6/22/2011
	6/22/2001	136,500	0	$3.60	6/22/2011
	2/15/2002	135,000	0	$3.10	2/15/2012
	2/26/2004	436,404	0	$6.81	2/26/2014
	6/9/2005	266,855	0	$2.52	6/9/2015
	3/8/2006	284,990	0	$2.39	3/8/2016
	2/6/2007	250,000	125,000	$3.69	2/6/2017
	1/28/2008	133,333	266,667	$3.09	1/28/2018
	3/2/2009		200,000	$7.95	3/2/2010
Richard A. Young	6/22/2001	175,000	0	$3.05	6/22/2011
	6/22/2001	75,000	0	$3.60	6/22/2011
	2/15/2002	75,000	0	$3.10	2/15/2012
	2/26/2004	279,013	0	$6.81	2/26/2014
	6/9/2005	136,153	0	$2.52	6/9/2015
	3/8/2006	104,104	0	$2.39	3/8/2016
	2/6/2007	153,333	76,667	$3.69	2/6/2017
	1/28/2008	83,333	166,667	$3.09	1/28/2018
	3/2/2009	0	125,000	$7.95	3/2/2010
Thomas M. Brandt, Jr.	6/22/2001	20,000	0	$3.05	6/22/2011
	2/15/2002	48,000	0	$3.10	2/15/2012
	2/26/2004	157,392	0	$6.81	2/26/2014
	6/9/2005	152,180	0	$2.52	6/9/2015
	3/8/2006	157,907	0	$2.39	3/8/2016
	2/6/2007	113,333	56,667	$3.69	2/6/2017
	1/28/2008	66,666	133,334	$3.09	1/28/2018
	3/2/2009	0	100,000	$7.95	3/2/2010
Drew A. Morin	6/22/2001	28,700	0	$3.05	6/22/2011
	6/22/2001	37,500	0	$3.60	6/22/2011
	2/15/2002	63,000	0	$3.10	2/15/2012
	2/26/2004	157,392	0	$6.81	2/26/2014
	6/9/2005	152,180	0	$2.52	6/9/2015
	3/8/2006	162,522		$2.39	3/8/2016
	2/6/2007	113,333	56,667	$3.69	2/6/2017
	1/28/2008	66,666	133,334	$3.09	1/28/2018
	3/2/2009	0	100,000	$7.95	3/2/2010
Timothy J. Lorello	6/22/2001	72,500	0	$3.05	6/22/2011
	6/22/2001	37,500	0	$3.60	6/22/2011
	2/15/2002	63,000	0	$3.10	2/15/2012
	2/26/2004	100,158	0	$6.81	2/26/2014
	6/9/2005	55,400	0	$2.52	6/9/2015
	3/8/2006	30,417	0	$2.39	3/8/2016
	2/6/2007	42,000	21,000	$3.69	2/6/2017
	1/28/2008	33,333	66,667	$3.09	1/28/2018
	3/2/2009	0	50,000	$7.95	3/2/2010

(1)	There were no outstanding restricted share awards as of December 31, 2009 as all previously granted restricted share awards had vested or been cancelled.

(2)	Vesting dates of unvested option awards are as follows:

Vesting	Mr. Tosé	Mr. Young	Mr. Brandt	Mr. Morin	Mr. Lorello
Date	# Options	# Options	# Options	# Options	# Options

1/28/2010	133,333	83,333	66,667	66,667	33,333
2/6/2010	125,000	76,667	56,667	56,667	21,000
3/2/2010	66,666	41,666	33,333	33,333	16,666
1/28/2011	133,334	83,334	66,667	66,667	33,334
2/8/2011	66,600	41,625	33,300	33,300	16,650
3/2/2011	66,667	41,667	33,333	33,333	16,667
2/8/2012	66,600	41,625	33,300	33,300	16,650
3/2/2012	66,667	41,667	33,334	33,334	16,667
2/8/2013	66,800	41,750	33,400	33,400	16,700

2009 Option Exercises and Stock Vested

The following table provides information concerning exercises of stock options during the most recently completed fiscal year for each Named Executive Officer on an aggregated basis. There were no unvested stock awards outstanding during 2009 held by our Named Executive Officers.

	Option Awards
	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise
Name	(#)	($)

Maurice B. Tosé	0	$0
Richard A. Young	123,365	$529,012
Thomas M. Brandt, Jr.	124,615	$577,115
Drew A. Morin	58,800	$297,324
Timothy J. Lorello	22,500	$121,050

Equity Compensation Plan Information

The following table provides information for all equity compensation plans at December 31, 2009, under which our equity securities were authorized for issuance:

Number of Securities
Remaining Available for
Future Issuance Under
	Number of Securities to	Weighted Average	Equity Compensation
	be Issued Upon Exercise	Exercise Price of	Plans (Excluding
	of Outstanding Options,	Outstanding Options,	Securities Reflected in
Plan Category	Warrants and Rights	Warrants and Rights	Column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	14,600,229	$5.32	408,733
Equity compensation plans not approved by security holders	None	N/A	None

Total	14,600,229	$5.32	408,733

(1)	As a result of the merger of XYPOINT Corporation (“XYPOINT” ) with the Company effective January 15, 2001 and the merger of ReachNet, Inc. (“ReachNet” ) with the Company effective February 14, 2001, the Company assumed the options issued under the XYPOINT 1995, 1997 and 2000 Stock Option Plans and the ReachNet 2000 Stock Incentive Plan. As of December 31, 2009, 44,039 shares of our Class A Common Stock were reserved for future issuance upon the exercise of the outstanding stock options assumed in the mergers at a weighted average exercise price of $8.53. No further options may be granted under the XYPOINT 1995, 1997 and 2000 Stock Option Plans or the ReachNet 2000 Stock Incentive Plan.

Nonqualified Deferred Compensation

The following table provides information concerning our deferred compensation plan discussed above under “Other Benefits.”

		Executive	Company		Aggregate 2009	Aggregate
		Contributions	Contributions	2009	Withdrawals /	Balance at
Name	Year	in 2009	in 2009(1)(2)	Earnings(3)	Distributions	December 31, 2009

Maurice B. Tosé	2009	$—	$711,000	$10,934	$—	$721,934
Richard A. Young	2009	—	365,645	40,927	—	406,572
Thomas M. Brandt, Jr.	2009	—	297,087	76,824	—	373,911
Drew A. Morin	2009	61,013	259,693	11,609	—	332,315
Timothy J. Lorello	2009	—	272,953	322	—	273,275

(1)	The amounts in this column are also included in the Summary Compensation Table in the “Non-Equity Incentive Compensation Plan” column. Amounts in this table do not include Company contributions which were earned by the Named Executive Officer in the fourth quarter of 2009 but were deposited on January 4, 2010.

(2)	Each participant is entitled to direct the manner in which his/her account(s) will be deemed to be invested, selecting among the hypothetical investment benchmarks specified by the Compensation Committee from time to time, and in accordance with such rules, regulations and procedures as the Compensation Committee may establish from time to time.

(3)	All funds held in the deferred compensation plan are subject to the claims of the Compay’s creditors in the event of Company insolvency.

Employment Agreements

We have entered into employment agreements with Messrs. Young, Brandt, Morin and Lorello which became effective February 1, 2010. See also the “Employment Agreements, Severance Benefits and Change in Control Provisions” section of the Compensation Discussion and Analysis portion of this Proxy Statement. The employment agreements provide for the executive’s annual salaries as adjusted annually by the Board of Directors, and give them the opportunity to participate in bonus or incentive compensation plans of the Company, if any. The agreements state an initial term of one year from the effective date, and automatically extend for additional one-year increments until terminated by us or the individuals.

The individuals may resign their employment voluntarily by giving 30 days notice to the Board of Directors. We intend to amend the agreements in 2010 to require a 90 day notice period for resignation. If we terminate any of the individuals without cause or if the individual resigns with good reason, he is entitled to receive from us his earned bonus plus an amount equal to the greater of the salary he would have received during the balance of the term of the employment contract, or six months. Under the agreements, “cause” means committing an act of gross negligence or other willful act that materially adversely affects TCS, acts of dishonesty involving fraud or embezzlement or being convicted or pleading no contest to a felony involving theft or moral turpitude. Under the agreements, “good reason” includes circumstances that constitute a material diminution in authority, require the individual to physically relocate more than 75 miles and any material breach by the Company of its obligations under the agreement. If we terminate an individual’s employment without cause, or if he resigns for good reason, upon or within 12 months after a change in control, he is entitled to receive from us an amount based upon his annual salary. Mr. Young is entitled to receive two times his annual salary, and the other individuals are entitled to receive one times their annual salary. The following table summarizes estimated payments to the Named Executive Officers upon termination without cause or resignation for good reason prior to or after a change in control assuming that the termination event was effective as of the last day of the most recently completed fiscal year, or December 31, 2009.

		Potential Payments Upon
	Potential Payments Upon	Termination Without Cause
	Termination Without Cause	or for Good Reason after
Name	or for Good Reason	a Change in Control

Richard A. Young	$180,264	$721,054
Thomas M. Brandt, Jr.	156,761	313,522
Drew A. Morin	154,138	308,276
Timothy J. Lorello	138,502	277,003

Pursuant to the agreements, vesting of any stock options awarded to the individuals shall be immediately accelerated in the event of a change of control as defined in the agreements. The following table summarizes the intrinsic value of stock options that would be accelerated upon a change of control, assuming that a change of control event occurred on December 31, 2009.

Intrinsic Value of
Stock Options Accelerated
Name	Upon Change in Control(1)

Richard A. Young	$1,773,821
Thomas M. Brandt, Jr.	1,391,106
Drew A. Morin	1,391,106
Timothy J. Lorello	651,626

(1)	Intrinsic value was determined by subtracting the exercise price of in-the-money stock options from the market price on December 31, 2009, multiplied by the number of shares underlying outstanding options unvested as of December 31, 2009.

AMENDMENT TO THE STOCK INCENTIVE PLAN
(Proposal 2)

In 1997, with the approval of our stockholders, we adopted what is now the Fifth Amended and Restated 1997 Stock Incentive Plan, or the Stock Incentive Plan, to promote our long-term growth and profitability by providing our employees, directors and consultants with incentives to improve stockholder value and to contribute to our growth and financial success. Since its inception, the plan has been amended and restated from time to time with the approval of our stockholders to increase the total number of shares of our Class A Common Stock reserved for issuance under the plan. These increases were made judiciously to enable the Company to continue to provide stock-based incentives to meet its recruiting, motivational and retention needs while being mindful of our stockholders’ concerns regarding dilution of their interests. On January 28, 2010, our Board of Directors completed a series of actions, subject to stockholder approval, to rename the Stock Incentive and extend its term; increase the number of shares of our Class A Common Stock available for issuance under the plan by 10,500,000 shares; and make other changes to the plan to reflect best practices (the ‘‘Plan Amendment”). Under this proposal, we are asking our stockholders to approve the Plan Amendment at the Annual Meeting.

Our Board of Directors recommends that stockholders approve the Plan Amendment. Our Board of Directors believes that approval of the Plan Amendment is essential to preserve our ability to grant equity awards which are critical in attracting and retaining key people and creating incentives for those people to improve stockholder value and to contribute to our growth and financial success. Indeed, as discussed above in the Compensation Discussion and Analysis section of this Proxy Statement, equity awards granted under the Stock Incentive Plan are a principal element of our executive officers’ compensation package.

In addition, the Stock Incentive Plan reflects our commitment to strong corporate governance and the desire to preserve stockholder value as demonstrated by the following features:

•	No evergreen provisions are included in the Stock Incentive Plan. This means that the maximum number of shares issuable under the plan is fixed and cannot be increased without further stockholder approval, the plan expires by its terms upon a specified date, and no new stock options are awarded automatically upon exercise of an outstanding stock option.

•	If the Plan Amendment is approved, further stockholder approval will be required in order for us to implement any award exchange program or reprice any awards outstanding under the plan.

•	The Plan Amendment prohibits us from granting stock options that have an exercise price lower than the fair market value of our shares of Class A Common Stock on the date the stock options are granted.

•	Awards for no more than 1,500,000 shares of Class A Common Stock may be granted to any one person in any single year (2,000,000 shares of Class A Common Stock with respect to any individual during the first fiscal year that the individual is employed with the Company or an affiliate). Over the past three years, our average “burn rate” (that is, the number of shares covered by new awards granted under the plan relative to our total shares outstanding) has been approximately seven percent per year.

•	Performance-based awards that are exempt from the $1,000,000 cap on deductible compensation imposed by Section 162(m) of the Internal Revenue Code (the “Code”) may be granted under the plan. The performance criteria permitted to be used for such awards are designed to provide the plan administrator maximum flexibility to tailor incentives targeted toward performance that it believes will best achieve our corporate objectives and financial success.

As of December 31, 2009, 14,615,338 shares of our Class A Common Stock were subject to outstanding awards issued under the Stock Incentive Plan, and 206,992 shares remained available for new awards (excluding the number of shares to be added to the plan if the Plan Amendment is approved). The number of shares remaining available under the plan for new awards as of December 31, 2009, is insufficient to enable us to fulfill our 2010 annual grant cycle based on historical grant levels. This shortfall resulted primarily from the strategic acquisitions made by us during 2009 which significantly increased the number of award-eligible employees. The following table shows information regarding the distribution of awards granted to the persons and groups identified below since the inception of the Stock Incentive Plan until December 31, 2009.

Aggregate Past Grants Under the Stock Incentive Plan

			Number of Shares
			Underlying Options and
			Restricted Shares as of
	Number of Options and	Number of Shares	12/31/2009
Name and Position	Restricted Shares Granted	Acquired on Exercise	Exercisable	Unexercisable

Maurice B. Tosé	3,091,649	211,857	1,961,582	791,667
Chief Executive Officer, President, and Chairman of the Board
Richard A. Young	2,190,758	583,254	1,080,937	493,333
Executive Vice President and Chief Operating Officer
Thomas M. Brandt, Jr.	1,652,202	517,138	715,479	390,000
Senior Vice President and Chief Financial Officer
Drew A. Morin	2,240,667	1,090,631	723,794	390,000
Senior Vice President and Chief Technology Officer
Timothy J. Lorello	1,467,097	875,547	388,208	187,667
Senior Vice President Commercial Sales and Chief Marketing Officer
Current Executive Officers	10,642,373	3,278,427	4,870,000	2,252,667
James M. Bethmann	18,382	15,504	0	2,878
Director
Clyde A. Heintzelman	115,819	70,830	37,500	2,878
Director
Jan C. Huly	7,193	3,596	0	3,597
Director
Richard A. Kozak	115,819	75,441	37,500	2,878
Director
Weldon H. Latham	115,819	75,441	37,500	2,878
Director
Current Non-Executive Directors	373,032	240,812	112,500	15,109
Non-Executive Employees	15,326,120	7,971,193	2,003,438	5,361,624

If the Plan Amendment is approved at the Annual Meeting, 10,500,000 additional shares of our Class A Common Stock will be made available for awards to be granted under the Stock Incentive Plan on and after January 1, 2010.

The expected duration of these new shares when considered together with the number of shares remaining available for grant under the Stock Incentive Plan as of December 31, 2009, for a total of 10,706,992 shares, is approximately three annual grant cycles or through the first quarter of fiscal year 2013 absent further strategic acquisitions.

Since January 1, 2010, the Board of Directors has granted awards with respect to 1,840,250 shares that are contingent on obtaining stockholder approval of the Plan Amendment. Those awards will be cancelled and no shares will be issued under them if the Plan Amendment is not approved. Information about those contingent awards is set forth in the New Plan Benefits table located near the end of this proposal.

As of April 23, 2010, 15,732,032 shares of our Class A Common Stock were subject to outstanding awards issued under the Stock Incentive Plan, which amount includes the 1,840,250 awards that are contingent on obtaining stockholder approval of the Plan Amendment, and 9,393,611 shares of our Class A Common Stock would be available for new awards if the Plan Amendment is approved.

The following is a brief summary of the Stock Incentive Plan and the material changes made under the Plan Amendment. This summary is qualified in its entirety by reference to the full text of the Stock Incentive Plan, as proposed to be amended, which appears as Appendix A to this Proxy Statement.

General Information

Purpose: The purpose of the Stock Incentive Plan is to promote our long-term growth and profitability by enabling us to provide key people with incentives to improve stockholder value and contribute to our growth and financial success. The Stock Incentive Plan is designed to enable us to attract, retain and reward the best available people.

Shares Available Under the plan: If the Plan Amendment is approved, the aggregate number of shares of Class A Common Stock available for awards granted under the Stock Incentive Plan on or after January 1, 2010, will be 10,706,992 shares, representing (i) 10,500,000 shares added to the Stock Incentive Plan by the Plan Amendment plus (ii) the excess of (x) the aggregate number of shares of Class A Common Stock approved by the stockholders of the Company for issuance under the Stock Incentive Plan from its inception through December 31, 2009, over (y) the sum of the aggregate number of shares that were issued under the Stock Incentive Plan before January 1, 2010, plus the aggregate number of shares subject to awards outstanding immediately before January 1, 2010. No more than 10,706,992 shares, however, may be issued pursuant to awards granted after January 1, 2010, that are intended to qualify as incentive stock options under Code section 422.

The limits on shares available under the Stock Incentive Plan and awards which may be granted to any individual during a calendar year, as described above, will be adjusted to reflect any stock dividends or stock splits or reverse splits, and may be adjusted in the event of any spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, other than any change which is part of a transaction resulting in a change in control of TCS. If any award, or portion of an award, under the Stock Incentive Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Class A Common Stock are surrendered to us in connection with any award (whether or not such surrendered shares were acquired pursuant to any award), or if any shares are withheld by us, the shares subject to such award and the withheld and surrendered shares will thereafter be available for further awards under the Stock Incentive Plan; provided, however, that any such shares that are surrendered to or withheld by us in connection with any award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code section 422.

Administration: Our Compensation Committee is currently the administrator of the Stock Incentive Plan. The administrator has full power and authority to take all actions necessary to carry out the purpose and intent of the Stock Incentive Plan, including, but not limited to, the authority to: (i) determine who is eligible for awards, and the time or times at which such awards will be granted; (ii) determine the types of awards to be granted; (iii) determine the number of shares covered by or used for reference purposes for each award; (iv) impose such terms, limitations, restrictions and conditions upon any such award as the administrator deems appropriate; (v) modify, amend, extend or renew outstanding awards, or accept the surrender of outstanding awards and substitute new awards (provided however, that, except as noted below, any modification that would materially adversely affect any outstanding award may not be made without the consent of the holder and, if the Plan Amendment is approved, any modification that would result in repricing any outstanding award may not be made without stockholder approval); (vi) accelerate or otherwise change the time in which an award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an award following termination of any grantee’s employment or consulting relationship; and (vii) establish objectives and conditions, if any, for earning awards and determining whether awards will be paid after the end of a performance period; (viii) establish, amend, modify, administer or terminate subplans, and prescribe, amend and rescind rules and regulations relating to such subplans.

In the event of changes in our Class A Common Stock by reason of any stock dividend, stock split, or reverse stock split, the administrator will make adjustments to the number of shares covered by and the exercise price and other terms of outstanding awards. In the event of any other changes affecting us, our capitalization or our Class A Common Stock, by reason of any spin-off, split-up, dividend, recapitalization, merger, consolidation, or share exchange, other than any change that is part of a transaction resulting in a change in control of TCS, the administrator may without the consent of holders of awards, make any other adjustments in outstanding awards. This includes, but is not limited to, reducing the number, kind and price of shares subject to awards. The Plan Amendment specifies that in the event of a change in control of TCS, outstanding awards that are payable or convertible into our Class A Common Stock will terminate upon the effective time of the change in control of TCS, unless the awards are continued, assumed, or substituted for by the surviving entity. If the awards are so terminated, holders of awards will be permitted, immediately before the change in control of TCS, to exercise or convert all portions of the awards that are then vested upon or immediately before the effective time of the change in control.

Without the consent of holders of awards, whenever the administrator determines that adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Stock Incentive Plan, the administrator in its discretion is authorized to make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting us or our financial statements or those of any of our affiliates, or of changes in applicable laws, regulations, or accounting principles.

Participation: Participation in the Stock Incentive Plan is open to all of our or any of our affiliates’ employees, officers, directors and other individuals providing bona fide services to us or our affiliates, as selected by the administrator from time to time. The administrator may also grant awards to individuals in connection with hiring, retention or otherwise prior to the date the person first performs services for us, but no shares will be issued before their services commence. As of April 30, 2010, eight directors and approximately one thousand employees, officers and consultants were eligible to participate in the Stock Incentive Plan.

Type of Awards Under the Stock Incentive Plan

The Stock Incentive Plan allows for the grant of stock options, stock appreciation rights, stock awards, phantom stock awards, performance awards and other stock-based awards. The administrator may grant these awards separately or in tandem with other awards. The administrator will also determine the prices, expiration dates and other material conditions governing the exercise of the awards. We, or any of our affiliates, may make or guarantee loans to assist grantees in exercising awards and satisfying any withholding tax obligations arising from awards, but no such loans may be made to any of our executive officers. If approved, the Plan Amendment would no longer allow the administrator to permit or require a holder of an award to defer receipt of payment of cash or delivery of shares due under the terms of the award.

Stock Options: The Stock Incentive Plan allows the administrator to grant either awards of incentive stock options, in which are eligible for preferential tax treatment under Code section 422, or nonqualified stock options; provided, however, that only our employees or employees of our parent or subsidiaries may receive incentive stock option awards. The Stock Incentive Plan requires that options intended to qualify as incentive stock options must have an exercise price not lower than fair market value on the date of grant, but the Stock Incentive Plan does not specify a minimum exercise price for nonqualified stock options. The Plan Amendment would require all options granted under the Stock Incentive Plan to have an exercise price equal to or greater than fair market value on the date of grant. As of April 26, 2010, the fair market value of a share of Class A Common Stock, determined by the last reported sale price per share of Class A Common Stock on such date as quoted on The Nasdaq Global Market, was $7.88. The option holder may pay the exercise price in cash, by tendering shares of Class A Common Stock, by a combination of cash and shares, or by any other means the administrator approves. The Plan Amendment clarifies that no option granted under the Stock Incentive Plan shall have a maximum term longer than ten years. The Plan Amendment does not mandate minimum vesting periods for stock options because our Board of Directors believes that it is important to allow our Compensation Committee, as administrator, flexibility and discretion to structure awards to best achieve its compensation objectives. Historically, stock options granted to our executive officers generally have vested over three years, beginning with one-third vesting at each one year anniversary of the date of grant. As discussed above in the “Compensation Discussion and Analysis” section above, shares that certain of our executive officers obtain through exercise of their stock options are subject to sale restrictions.

Stock Appreciation Rights: The Stock Incentive Plan allows the administrator to grant awards of stock appreciation rights which entitle the holder to receive a payment in cash, in shares of Class A Common Stock, or in a combination of both, having an aggregate value equal to the amount by which the fair market value of the underlying shares appreciates from the grant date until the exercise date. The Plan Amendment clarifies that a stock appreciation right must have a base price per share no less than the lower of the fair market value on the grant date or the exercise price of any tandem stock option to which the stock appreciation right relates, and must have a term no longer than ten years’ duration. No stock appreciation rights have been granted under the Stock Incentive Plan since its inception in 1997.

Stock Awards and Phantom Stock Awards: The Stock Incentive Plan allows the administrator to grant restricted or unrestricted stock awards, or awards denominated in stock-equivalent units, to eligible participants with or without payment of consideration by the grantee. Stock awards and phantom stock awards may be paid in cash, in shares of Class A Common Stock, or in a combination of both.

Performance Awards: The Stock Incentive Plan allows the administrator to grant performance awards which vest or become payable in cash, in shares of Class A Common Stock, or in a combination of both, on account of attainment of one or more performance targets established by the administrator. The administrator may establish performance awards in a manner constituting “qualified performance-based compensation” within the meaning of Code section 162(m) in order to ensure that the Company is entitled to a tax deduction for the compensation that is realized by the recipient of such performance awards. The Plan Amendment clarifies that the administrator may also grant performance awards that do not constitute “qualified performance-based compensation” within the meaning of Code section 162(m). Performance targets established by the administrator may be based on one or more of the following business criteria selected by the administrator that apply to an individual or group of individuals, one or more business units, divisions or subsidiaries, or the Company or an affiliate of the Company as a whole, and apply over such performance period as the administrator may designate: revenue; earnings before interest, taxes, depreciation and amortization; income before income taxes and minority interests; operating income; pre- or after-tax income; cash flow; cash flow per share; net earnings; earnings per share; return on equity; return on invested capital; return on assets; growth in assets; share price performance; economic value added; total stockholder return; improvement in or attainment of expense levels; profit after taxes; operating profit or net operating profit; operating margin or profit margin; return on operating revenue; market segment share; product development; product release schedules; new product innovation; sales of particular products or services; product market share; brand recognition/acceptance; customer acquisition or retention; customer satisfaction levels; research; licensing; litigation; human resources; information services; and relative performance to a group of companies or relevant market indices comparable to the Company, and strategic business criteria consisting of one or more objectives based on the Company meeting specified targets relating to revenue, market penetration, business expansion, costs or acquisitions or divestitures. A performance target may be stated as an absolute value or as a value determined relative to prior performance, one or more indices, budget, one or more peer group companies, any other standard selected by the administrator, or any combination of the foregoing. Performance targets may include minimum, maximum and target levels of performance, with the size of the performance award or the lapse of restrictions with respect thereto based on the level attained.

The administrator is authorized to make adjustments in the method of calculating attainment of performance targets in recognition of: (a) extraordinary or non-recurring items; (b) changes in tax laws; (c) changes in generally accepted accounting principles or changes in accounting policies; (d) charges related to restructured or discontinued operations; (e) restatement of prior period financial results; and (f) any other unusual, non-recurring gain or loss that is separately identified and quantified in the Company’s financial statements, provided that the administrator’s decision as to whether such adjustments will be made with respect to any covered employee, within the meaning of Code section 162(m), must be determined when the performance targets are established for the applicable performance period or at such other time as may be permitted under Code section 162(m). The administrator is not authorized to waive or accelerate the lapse of restrictions on a performance award granted to any covered employee, within the meaning of Code section 162(m), if the award was intended to constitute “qualified performance-based compensation” within the meaning of Code section 162(m), except upon death, disability or a change of ownership or control of the Company.

Other Stock-Based Awards: The Stock Incentive Plan allows the administrator to grant other forms of stock-based awards which may be denominated in cash, Class A Common Stock, or other securities, stock equivalent units, stock appreciation units, securities or debentures convertible into Class A Common Stock, or any combination of the foregoing. These awards may be paid in Class A Common Stock or other securities, in cash, or in a combination of Class A Common Stock, other securities and cash. No such other stock-based awards have been granted under the Stock Incentive Plan since its inception in 1997.

New Plan Benefits

Because of the limited number of shares available for issuance under the Stock Incentive Plan as of January 1, 2010, the Board of Directors granted awards that are contingent on stockholder approval of the Plan Amendment. If the Plan Amendment is not approved, no shares will be issued in connection with those awards and the awards will be cancelled.

The following New Plan Benefits Table contains the number of awards that have been made under the Stock Incentive Plan since January 1, 2010, but are contingent on stockholder approval of the Plan Amendment, to the individuals and groups listed below. Because participation and the types of awards available for grant under the Stock Incentive Plan are subject to the discretion of the administrator, the amounts that any participant or group of participants may receive in the future if the Plan Amendment is approved, other than the awards set forth in the New Plan Benefits table below, are not currently determinable.

New Plan Benefits Table

Amended and Restated Stock Incentive Plan

Name and Position	Number of Awards

Maurice B. Tosé	200,000
Chief Executive Officer, President and
Chairman of the Board
Richard A. Young	125,000
Executive Vice President and
Chief Operating Officer
Thomas M. Brandt, Jr.	100,000
Senior Vice President and
Chief Financial Officer
Drew A. Morin	100,000
Senior Vice President and
Chief Technology Officer
Timothy J. Lorello	50,000
Senior Vice President Commercial Sales and
Chief Marketing Officer
Executive Group(1)	575,000
Non-Executive Director Group(2)	0
Non-Executive Officer Employee Group(3)	1,265,250

(1)	All current executive officers as a group

(2)	All current directors who are not executive officers as a group

(3)	All employees, including all current officers who are not executive officers, as a group

Amendment and Termination

Our Board of Directors may terminate, amend or modify the Stock Incentive Plan or any portion thereof at any time. The Nasdaq Marketplace Rules require us to obtain stockholder approval of material amendments to the Stock Incentive Plan, including amendments that would increase the number of shares issuable under the plan or expand the classes of individuals eligible to receive awards under the plan. If not sooner terminated, the Stock Incentive Plan will expire on January 17, 2017. If the Plan Amendment is approved, the Stock Incentive Plan will expire on January 1, 2020, unless sooner terminated by our Board of Directors.

Federal Income Tax Consequences

The following is a general summary of the current federal income tax treatment of stock options, which may be granted under the Stock Incentive Plan, based upon the current provisions of the Code and regulations promulgated thereunder.

Incentive Stock Options: Incentive stock options under the Stock Incentive Plan are intended to meet the requirements of Section 422 of the Code. No tax consequences result from the grant of the option. If an option holder acquires stock upon exercise, the option holder will not recognize income for ordinary income tax purposes (although the difference between the option exercise price and the fair market value of the stock subject to the option may result in alternative minimum tax liability to the option holder) and we will not be allowed a deduction as a result of such exercise, provided that the following conditions are met: (a) at all times during the period beginning with the date of the granting of the option and ending on the day three months before the date of such exercise, the option holder is our employee or an employee of one of our subsidiaries; and (b) the option holder makes no disposition of the stock within two years from the date of the option grant nor within one year after the transfer of the stock to the option holder. The three-month period extends to one year in the event of disability and is waived in the event of death of the employee. If the option holder sells the stock after complying with these conditions, any gain realized over the price paid for the stock ordinarily will be treated as capital gain, and any loss will be treated as capital loss, in the year of the sale.

If the option holder fails to comply with the employment requirement, the tax consequences will be substantially the same as for a nonqualified option, discussed below. If the option holder fails to comply with the holding period requirements, the option holder will recognize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the stock on the date of the exercise of the option over the exercise price or (ii) the excess of the amount realized upon such disposition over the adjusted tax basis of the stock. Any additional gain ordinarily will be recognized by the option holder as capital gain, either long-term or short-term, depending on the holding period of the shares. If the option holder is treated as having received ordinary income because of his or her failure to comply with either condition above, we will be allowed an equivalent deduction in the same year.

Nonqualified Stock Options: No tax consequences result from the grant of the option. An option holder who exercises a nonqualified stock option with cash generally will realize compensation taxable as ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and we will be entitled to a deduction from income in the same amount in the fiscal year in which the exercise occurred. When the holder disposes of the shares he or she will recognize capital gain or loss, either long-term or short-term, depending on the holding period of the shares.

Disallowance of Deductions: The Code disallows deductions by publicly held corporations with respect to compensation in excess of $1,000,000 paid to the Company’s Chief Executive Officer and its three other most highly compensated officers (other than its Chief Executive Officer or Chief Financial Officer). However, compensation payable solely on account of attainment of one or more performance targets is not subject to this deduction limitation if certain statutory requirements are satisfied. Under this exception, the deduction limitation does not apply with respect to compensation otherwise deductible on account of stock options and stock appreciation rights granted at fair market value under a plan that limits the number of shares that may be issued to any individual and which is approved by the Company’s stockholders. The Stock Incentive Plan comports with these requirements.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR”
APPROVAL OF AMENDMENT TO THE STOCK INCENTIVE PLAN

AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN
(Proposal 3)

In 2000, we adopted the Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”), which is intended to benefit the Company by increasing our employees’ interest in the Company’s growth and success and encouraging employees to remain in the employ of the Company. In 2006, stockholders approved the first amendment and restatement of the Employee Stock Purchase Plan that increased the total number of shares of Class A Common Stock reserved for issuance under the Employee Stock Purchase Plan from 684,932 to 1,384,932.

On January 28, 2010, our Board of Directors completed a series of actions, subject to stockholder approval, to rename the plan, increase the number of shares of our Class A Common Stock available for issuance under the plan by 1,000,000 shares, and make other changes to the plan to comply with changes in applicable law and to reflect best practices (the “ESPP Amendment”). Under this proposal, we are asking our stockholders to approve the ESPP Amendment at the Annual Meeting.

This increase in authorized shares is a material change that the ESPP Amendment makes to the Employee Stock Purchase Plan as previously approved by the stockholders.

Since the ESPP’s inception in 2000 through the close of the quarterly purchase period that ended on January 31, 2010, 1,208,910 shares of Class A Common Stock had been issued under the ESPP pursuant to employee purchases, and 176,022 shares remained available for future employee purchases. The next scheduled date for employee purchases of shares under the ESPP is April 30, 2010. Outstanding options that will be exercised on that date will further reduce the number of shares of Class A Common Stock available for purchase under the ESPP. Consequently, if the ESPP Amendment is not approved by the stockholders, less than 176,022 shares of Class A Common Stock will remain available for employee purchases.

Our Board of Directors recommends that stockholders approve the ESPP Amendment to preserve our ability to encourage employee share ownership in the Company.

The following is a brief summary of the Employee Stock Purchase Plan and the material changes made under the ESPP Amendment. This summary is qualified in its entirety by reference to the full text of the Employee Stock Purchase Plan, as proposed to be amended, which appears as Appendix B to this Proxy Statement.

General Information

Purpose: The purpose of the Employee Stock Purchase Plan is to promote our long-term growth and profitability by allowing qualified employees to purchase shares of our Class A Common Stock on a tax-favored basis through payroll deduction and cash contributions thereby encouraging employees to have an ownership stake in the Company and increasing their interest in the Company’s growth and success.

Administration: Our Compensation Committee is currently the administrator of the Employee Stock Purchase Plan. The administrator has full power and authority to take all actions necessary to carry out the purpose and intent of the plan, including, but not limited to, the authority to: (i) construe and interpret the plan and any agreements or instruments entered into under the plan; (ii) establish, amend, or waive rules and regulations for the plan’s administration and operation; (iii) establish eligibility requirements consistent with the provisions of section 423 of the Code; (iv) determine the purchase price of Class A Common Stock for each option period; (v) change the timing and duration of the option periods; and (vii) make all other determinations that may be necessary or advisable for the administration and operation of the plan.

Participation: Participation in the Employee Stock Purchase Plan is open to all of our employees, and employees of any of our designated subsidiaries, except that employees not working a minimum of 20 hours per week and employees who own more than 5% of our issued and outstanding stock may not participate in the Employee Stock Purchase Plan. As of April 30, 2010, approximately one thousand of our employees were eligible to participate in the Employee Stock Purchase Plan. Directors are not eligible to participate.

Shares Available Under the Plan: If the ESPP Amendment is approved, the aggregate number of shares of our Class A Common Stock that may be made available for purchase under the Employee Stock Purchase Plan on or after May 1, 2010, will be equal to the sum of 1,000,000 shares plus the number of the shares previously approved by the stockholders of the Company for issuance under the ESPP that remain unissued after settlement of all outstanding options that are exercised on the April 30, 2010 purchase date. This limit will be proportionately adjusted if the number of outstanding shares of Class A Common Stock is increased or decreased or the shares of Class A Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company.

Purchases of Common Stock Under the Employee Stock Purchase Plan

Because participation in the Employee Stock Purchase Plan is voluntary and elective, the benefits or amounts that any participant or group of participants may receive if the ESPP Amendment is approved are not currently determinable. Since the Employee Stock Purchase Plan’s inception through April 30, 2010, none of our officers or directors has elected to purchase any shares under the plan.

“Option periods” are the periods during which eligible employees may make payroll deductions and cash contributions under the Employee Stock Purchase Plan that are used to purchase our Class A Common Stock for the employees’ accounts. The Employee Stock Purchase Plan is currently operated with four successive option periods in each “plan year” (February 1 through January 31), each three months in duration. The administrator may modify the timing and duration of the option periods within the limits permitted by section 423 of the Code. Payroll deductions and cash contributions accumulated during each of these option periods are applied toward the purchase of our Class A Common Stock for employee accounts at the end of each option period at the purchase price designated by the administrator.

The administrator specifies the purchase price of shares for each option period before the beginning of the relevant option period. The purchase price for each share of Class A Common Stock purchased pursuant to an ESPP Option (as defined below) under the Employee Stock Purchase Plan may never be less than 85% of the Fair Market Value (as defined in the Employee Stock Purchase Plan) of the Class A Common Stock on either (i) the first trading day of the option period, or (ii) the last trading day of the option period, whichever price is lower, and may never be less than the par value of the Class A Common Stock.

As of April 26, 2010, the Fair Market Value of a share of Class A Common Stock, determined by the last reported sale price per share of Class A Common Stock on such date as quoted on the Nasdaq Global Market, was $7.88. There will be no fees, commissions or other charges paid by employees in connection with the purchase of Class A Common Stock upon exercise of the ESPP Options under the Employee Stock Purchase Plan.

Generally, an individual must satisfy the eligibility requirements as of the first day of the option period in order to participate in that option period. Such eligible employee must submit an enrollment form prior to the first day of the option period in order to participate in that option period. New employees who have satisfied the eligibility requirements may begin to participate in any option period that is coincident with or follows the date they meet the eligibility requirements. If any employee becomes eligible after the first day of an option period, the employee’s first option period will be the next successive option period.

Each eligible employee is granted a stock option (an “ESPP Option”) at the beginning of each option period that is automatically exercised to purchase up to a maximum specified number of shares of Class A Common Stock on behalf of the employee with the employee’s accumulated payroll deductions and/or cash contributions on the last trading day of the option period (the “exercise date”). A stock option is a right to purchase up to a specified number of shares of stock on a specified date at a specified price. The Employee Stock Purchase Plan is currently operated to provide that each ESPP Option entitles the employee to purchase up to 2,100 shares of Class A Common Stock per option period, subject to further limitations imposed by section 423 of the Code. The administrator may modify this maximum share purchase limit within the limits permitted by section 423 of the Code. The ESPP Options differ from conventional stock options issued under our other stock incentive plans in several important ways. The ESPP Options are exercised automatically on behalf of all participating employees on the exercise date. They may not be exercised at any other time. The Company collects payroll deductions and/or cash contributions under the Employee Stock Purchase Plan to assist the participants in accumulating funds to pay the purchase price of the shares.

Under the ESPP Amendment, any balance remaining in an employee’s account on the exercise date after the purchase of shares, if less than the purchase price of one whole share, will be carried forward automatically into the employee’s account for the next option period, unless the employee is not an eligible employee with respect to that next option period, in which case such amount will be promptly refunded. The ESPP Amendment further specifies that if the balance remaining in an employee’s account on an exercise date after the purchase of shares is not less than the purchase price of one whole share, such balance will be promptly refunded. This situation could occur, for instance, if the maximum share purchase limit is reached. Shares purchased under the Employee Stock Purchase Plan are issued as soon as practicable following the exercise date in certificate form or, as permitted under the ESPP Amendment, in uncertificated book entry form. All participants have the same rights and privileges with respect to the ESPP Options granted under the Employee Stock Purchase Plan for each option period. ESPP Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution.

Amendment and Termination

Our Board of Directors may terminate, amend or modify the Employee Stock Purchase Plan or any portion thereof at any time. Section 423 of the Code, however, requires us to obtain stockholder approval of amendments that would increase the number of shares issuable under the Employee Stock Purchase Plan or expand the classes of individuals eligible to participate in the Employee Stock Purchase Plan.

Federal Income Tax Consequences

The following is a general summary of the current United States federal income tax treatment of ESPP Options, which may be granted under the Employee Stock Purchase Plan, based upon the current provisions of the Code and regulations promulgated thereunder, all of which are subject to change.

The Plan is intended to qualify as an “employee stock purchase plan” under the provisions of Code sections 421 and 423. Under these provisions, a participant will not owe United States federal income taxes when the ESPP Options are granted to the participant, nor when the ESPP Options are exercised and shares are purchased for the participant. As summarized below, a participant may owe United States federal income taxes when he sells or otherwise disposes of the shares.

Federal Income Tax Consequences for Participants upon Disposition of Shares Purchased Under the Plan. The tax consequences to a participant depend on how long the participant holds the shares before he sells or otherwise disposes of them.

If a participant holds the shares acquired under an ESPP Option for more than (a) two years measured from the first day of the option period during which the shares were purchased and (b) one year measured from the exercise date (the date the shares were purchased for the participant), then:

•	When the participant sells or otherwise disposes of the shares, the participant will recognize ordinary income equal to either (i) the excess of the fair market value of the shares on the date of such sale or disposition over the purchase price, or (ii) 15% of the fair market value of the Class A Common Stock on the first day of the option period, whichever is smaller.

•	Any additional gain realized upon such sale or disposition will be taxed as long-term capital gain.

If the participant sells the shares after the holding periods described above and the sale price is less than the purchase price, then there is no ordinary income and the participant will have a capital loss for the difference between the sale price and the purchase price.

The same rules described above generally apply if the participant dies at any time while owning the shares.

If the shares are sold or disposed of (including by way of gift) before the expiration of the two-year holding period or before the expiration of the one-year holding period described above, then:

•	The excess of the fair market value of the shares on the exercise date (the day the shares were purchased for the participant) over the purchase price will be taxed as ordinary income to the participant at the time of disposition. This excess will be taxed as ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gift of the shares is made.

•	The balance of any gain (the difference between the fair market value of the shares on the exercise date and the sale price received by the participant when he sold the shares) will be taxed as capital gain. The capital gain will be long-term capital gain if the participant held the shares for more than one year.

Even if the shares are sold for less than their fair market value measured as of the exercise date, the same amount of ordinary income is attributed to the participant and a capital loss is recognized equal to the difference between the purchase price and the fair market value of the shares on the exercise date.

A disposition does not include: (i) a transfer into joint ownership with right of survivorship if the participant remains one of the joint owners, (ii) a pledge or a transfer by bequest or inheritance, or (iii) an exchange of stock in a tax-free reorganization.

To the extent that a participant realizes ordinary income in connection with the purchase, sale or other transfer of any shares purchased under the Employee Stock Purchase Plan or the crediting of interest to the employee’s account, the Company may withhold amounts needed to cover required withholding taxes from any payments otherwise due and owing to the participant or from shares that would otherwise be issued to the participant under the Employee Stock Purchase Plan, but (as the ESPP Amendment clarifies) in no event may the taxes recovered from shares that would otherwise be issued to the employee exceed the statutory minimum amount of taxes required to be withheld.

Federal Income Tax Consequences for the Company. There are no federal income tax consequences for us by reason of the grant or exercise of ESPP Options pursuant to the Plan. The Company is not entitled to a deduction for amounts taxed as ordinary income to a participant, except to the extent that ordinary income must be reported by a participant upon disposition of shares before the expiration of the holding periods described above. Participants are required to notify the Company of any disposition of shares acquired under the Employee Stock Purchase Plan within two years from the date of grant of the ESPP Options under which the shares are purchased.

The above discussion does not cover all income or other tax effects involved in an employee’s participation in the Employee Stock Purchase Plan and employees should consult with their own tax advisor regarding participation in the Employee Stock Purchase Plan.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR”
APPROVAL OF AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN.

AUDIT COMMITTEE REPORT

For the fiscal years ended December 31, 2009 and 2008, professional services were performed by Ernst & Young LLP. Total fees paid to Ernst & Young LLP aggregated $1,164,000 and $722,000 for the fiscal years ended December 31, 2009 and 2008, respectively, and were composed of the following:

	Years ended
	December 31
	($000)
	2009	2008

Audit Fees	$1,066	$705
Audit-Related Fees	—	17
Tax Fees	98	—
All Other Fees	—	—

Total Professional Services	$1,164	$722

Audit Fees: The aggregate fees billed for the audit of the annual financial statements for the fiscal years ended December 31, 2009 and 2008, for reviews of the financial statements included in the TCS Quarterly Reports on Form 10-Q, for testing and evaluating internal controls over financial reporting and for assistance with and review of documents filed with the SEC were $1,066,000 for 2009 and $722,000 for 2008. Audit Fees in 2009 were significantly higher than in 2008 because of additional audit work resulting from the Company’s four acquisitions and the sale of convertible notes in 2009, none of which occurred in 2008.

Audit-Related Fees: Audit related fees include: attest services that are not required by statute or regulation, internal control reviews and consultations concerning evaluating internal controls over financial reporting and other financial accounting/reporting matters. The aggregate fees billed for audit-related services for the fiscal years ended December 31, 2009 and 2008 were $0 and $17,000, respectively. The 2008 reported fees relate primarily to carve-out audit procedures for the Company’s Mobile Asset Management division required for its sale.

Tax Fees: Tax fees relate to fees billed for professional services performed by Ernst & Young LLP with respect to tax compliance, tax advice and tax planning. The Company began recording a provision for income tax in 2009 for the first time, resulting in fees of $98,000 paid to Ernst & Young. We paid no fees to Ernst & Young for tax services for the fiscal year ended December 31, 2008.

All Other Fees: All other fees consist of aggregate fees billed by Ernst & Young LLP for products and services other than the services reported above. We paid no fees to Ernst & Young for other services for the fiscal years ended December 31, 2009 and 2008.

Report of the Audit Committee

The Audit Committee reviewed and discussed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of TCS’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, as well as the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended. The Committee discussed with TCS’s independent registered public accounting firm the overall scope and plans for their respective audits. In addition, the Committee has discussed with the independent registered public accounting firm, with and without management present, the results of their examinations, their evaluations of TCS’s internal controls, and the overall quality of TCS’s financial reporting. The Committee received from the independent registered public accounting firm written disclosures regarding the auditors’ independence required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Committee discussed with the independent registered public accounting firm that firm’s independence and considered the compatibility of non-audit services with the auditors’ independence.

The Committee also discussed and assessed with management and Ernst & Young LLP, management’s report and Ernst & Young LLP’s report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. The Company’s director of Internal Audit, who reports directly to the Audit Committee, met in executive session with the Committee (without management present) to report on her review of the Company’s system of internal controls.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors and the Board has approved the inclusion of the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC. The Committee has also approved the selection of Ernst & Young LLP as TCS’s independent registered public accounting firm for 2010. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Stockholders on June 10, 2010 with the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions. The Audit Committee considered whether the provision by Ernst & Young LLP of the services entitled “all other fees” as discussed below is compatible with maintaining Ernst & Young LLP’s independence.

The Audit Committee annually approves each year’s engagement for audit services in advance. The Committee has also established procedures to require pre-approval of all audit-related, tax and permitted non-audit services provided by Ernst & Young LLP. Fees for any of these services that will exceed the pre-approval fee limits or fees not contemplated by the original pre-approval must be separately approved by the Audit Committee. The Audit Committee may delegate pre-approval authority to one or more of its members. Any such fees pre-approved in this manner shall be reported to the Audit Committee at its next scheduled meeting. All services described above were pre-approved by the Audit Committee in fiscal 2009.

The Audit Committee has designated Mr. Thomas M. Brandt, Jr., Chief Financial Officer, to monitor the performance of all services provided by the independent auditors and to determine whether such services are in compliance with this policy. Mr. Brandt reports to the Audit Committee on a periodic basis the results of this monitoring. Any member of executive management will immediately report to the chairman of the Audit Committee any breach of this policy that comes to the attention of any member of management.

AUDIT COMMITTEE

Richard A. Kozak, Chairman
Clyde A. Heintzelman
Jan C. Huly

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our directors and executive officers, and persons that beneficially own more than 10% of our Class A Common Stock, file with the SEC initial reports of ownership and reports of changes in ownership of our Class A Common Stock and other equity securities. Copies of these reports must be filed with us. Based solely on our review of the copies of these reports filed with us, and written representations that no other reports were required, to our knowledge, all reports required by Section 16(a) were timely filed in 2009 except as follows: Mr. Bethmann filed a Form 4 on May 29, 2009 for a transaction which occurred in June of 2008. Mr. Bethmann reported that his broker sold the shares of TCS stock from his portfolio without notifying Mr. Bethmann of the trade, but that he reported the transaction promptly upon receiving notice. Messrs. Tosé, Young, Brandt, Morin and Lorello each filed one Form 4 one day late, and Mr. Brandt also filed one Form 4 two days late and one Form 4 thirteen days late. All of these late Form 4 filings resulted from administrative oversight.

Certain Relationships and Related Transactions

In February 2003, we entered into a lease with Annapolis Partners LLC to explore the opportunity of relocating our Annapolis offices to a planned new real estate development. Our President and Chief Executive Officer owns a controlling voting and economic interest in Annapolis Partners LLC and he also serves as a member. The financial and many other terms of the lease have not yet been established. The lease is subject to several contingencies and rights of termination. For example, the lease can be terminated at the sole discretion of our Board of Directors if the terms and conditions of the development are unacceptable to us, including without limitation the circumstances that market conditions make the lease not favorable to us or the overall cost is not in the best interest of us or our stockholders, or any legal or regulatory restrictions apply. Our Board of Directors will evaluate this opportunity along with alternatives that are or may become available in the relevant time periods and there is no assurance that we will enter into a definitive lease at this new development site.

Other Matters

We do not know of any matters to be presented at the Annual Meeting other than those mentioned in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, it is intended that Mr. White will vote the proxies in accordance with his best judgment.

Stockholders Sharing the Same Address

In accordance with notices previously sent to many stockholders who hold their shares through a bank, broker or other holder of record and share a single address, only one Annual Report and Proxy Statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any such street-name stockholder residing at the same address who wishes to receive a separate copy of this Proxy Statement or accompanying Annual Report may request a copy by contacting the bank, broker or other holder of record, or the Company by telephone at: 410.263.7616. The voting instruction sent to a street-name stockholder should provide information on how to request (1) householding of future Company materials or (2) separate materials if only one set of documents is being sent to a household. If it does not, a stockholder who would like to make one of these requests should contact the Company as indicated above.

Annual Report to Stockholders

The Annual Report of the Company, including financial statements of the Company for the fiscal year ended December 31, 2009 is being mailed to the stockholders with this Proxy Statement. You may request, without charge, a copy of the Annual Report, as filed with the SEC, by addressing a request to TeleCommunication Systems, Inc., 275 West Street, Annapolis, Maryland 21401 Attention: Investor Relations.

Appendix A

TELECOMMUNICATION SYSTEMS, INC.
AMENDED AND RESTATED STOCK INCENTIVE PLAN

1.	Establishment, Purpose and Types of Awards

TeleCommunication Systems, Inc., a Maryland corporation (the “Company”), established and maintains the TeleCommunication Systems, Inc. Fifth Amended and Restated 1997 Stock Incentive Plan which is hereby amended and restated again in its entirety and shall henceforth be known as the TELECOMMUNICATION SYSTEMS, INC. AMENDED AND RESTATED STOCK INCENTIVE PLAN (the “Plan”). This Plan is a continuation, and amendment and restatement, of the TeleCommunication Systems, Inc. Fifth Amended and Restated 1997 Stock Incentive Plan, the provisions of which shall continue to control with respect to any options outstanding thereunder that are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code to the extent necessary to preserve such status. The purpose of the Plan is to promote the long-term growth and profitability of the Company by (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Company, and (ii) enabling the Company to attract, retain and reward the best-available persons.

The Plan permits the granting of stock options (including incentive stock options qualifying under Code section 422 and nonqualified stock options), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, other stock-based awards, or any combination of the foregoing.

2.	Definitions

Under this Plan, except where the context otherwise indicates, the following definitions apply:

(a) “Administrator” shall mean the Board or the committee(s) or officer(s) appointed by the Board that have authority to administer the Plan as provided in Section 3 hereof.

(b) “Affiliate” shall mean any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, and partnerships). For this purpose, “control” shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.

(c) “Award” shall mean any stock option, stock appreciation right, stock award, phantom stock award, performance award, or other stock-based award.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Change in Control” shall mean:

(i) an acquisition (other than from the Company) in a transaction, or a series of related transactions, by any person, entity or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”), (excluding for this purpose, (A) the Company or its subsidiaries, (B) any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the then outstanding voting securities of the Company entitled to vote generally in the election of directors) of beneficial ownership, within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 50% or more of either the then outstanding shares of common stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors (the “Company Voting Stock”);

(ii) the effective time of any merger, share exchange, consolidation or other reorganization or business combination of the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who held the Company Voting Stock immediately prior to such transaction;

(iii) the closing of a sale or conveyance of all or substantially all of the assets of the Company;

(iv) individuals who were the Board’s nominees for election as directors immediately prior to a meeting of the stockholders of the Company involving an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, cease to constitute a majority of the Board following the election; or

(v) the dissolution or liquidation of the Company;

provided, however, that the term “Change in Control” does not include a public offering of capital stock of the Company that is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933; and provided, further, that for purposes of any Award or subplan that constitutes a “nonqualified deferred compensation plan,” within the meaning of Code section 409A, the Administrator, in its discretion, may specify a different definition of Change in Control in order to comply with the provisions of Code section 409A.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(g) “Common Stock” shall mean shares of Class A common stock of the Company, par value of one cent ($0.01) per share.

(h) “Effective Date” shall mean January 1, 2010.

(i) “Fair Market Value” shall mean, with respect to a share of the Company’s Common Stock for any purpose on a particular date, the value determined by the Administrator in good faith. However, if the Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and listed for trading on a national exchange or market, “Fair Market Value” shall mean, as applicable, (i) the closing price on the relevant date quoted on the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market; (ii) the last sale price on the relevant date quoted on the Nasdaq Capital Market; or (iii) if the Common Stock is not quoted by any of the above, the average of the closing bid and asked prices on the relevant date furnished by a professional market maker for the Common Stock, or by such other source, selected by the Administrator. If no public trading of the Common Stock occurs on the relevant date but the shares are so listed, then Fair Market Value shall be determined as of the last date before the relevant date on which trading of the Common Stock did occur. For all purposes under this Plan, the term “relevant date” as used in this Section 2.1(i) shall mean the date as of which Fair Market Value is to be determined.

(j) “Grant Agreement” shall mean a written document, including an electronic writing acceptable to the Administrator, memorializing the terms and conditions of an Award granted pursuant to the Plan and shall incorporate the terms of the Plan.

(k) “Performance Measures” shall mean criteria established by the Administrator relating to any of the following, as it may apply to an individual or group of individuals, one or more business units, divisions or subsidiaries, or the Company or an Affiliate as a whole, and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies, over such performance period as the Administrator may designate: revenue; earnings before interest, taxes, depreciation and amortization (EBITDA); income before income taxes and minority interests; operating income; pre- or after-tax income; cash flow; cash flow per share; net earnings; earnings per share; return on equity; return on invested capital; return on assets; growth in assets; share price performance; economic value added; total stockholder return; improvement in or attainment of expense levels; profit after taxes; operating profit or net operating profit; operating margin or profit margin; return on operating revenue; market segment share; product development; product release schedules; new product innovation; sales of particular products or services; product market share; brand recognition/acceptance; customer acquisition or retention;

customer satisfaction levels; research; licensing; litigation; human resources; information services; and relative performance to a group of companies or relevant market indices comparable to the Company, and strategic business criteria consisting of one or more objectives based on the Company meeting specified goals relating to revenue, market penetration, business expansion, costs or acquisitions or divestitures.

3.	Administration

(a) Administration of the Plan. The Plan shall be administered by the Board or by such committee or committees as may be appointed by the Board from time to time.

(b) Powers of the Administrator. The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards. The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate; (v) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided however, that, except as provided in Section 6 or Section 7(d) of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder and no such modification, amendment or substitution that results in repricing the Award, within the meaning of the Nasdaq Marketplace Rule 5635(c) and IM-5635-1, or any successor provision, shall be made without prior stockholder approval); (vi) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee’s employment or other relationship with the Company; (vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid with respect to a performance period; and (viii) for any purpose, including but not limited to, qualifying for preferred tax treatment under foreign tax laws or otherwise complying with the regulatory requirements of local or foreign jurisdictions, to establish, amend, modify, administer or terminate subplans, and prescribe, amend and rescind rules and regulations relating to such subplans. The Administrator shall have full power and authority, in its sole and absolute discretion, to administer, construe and interpret the Plan, Grant Agreements and all other documents relevant to the Plan and Awards issued thereunder, to establish, amend, rescind and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable, and to correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Administrator shall deem it desirable to carry it into effect.

(c) Non-Uniform Determinations. The Administrator’s determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

(d) Limited Liability. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

(e) Indemnification. To the maximum extent permitted by law and by the Company’s charter and by-laws, the members of the Administrator shall be indemnified by the Company in respect of all their activities under the Plan.

(f) Effect of Administrator’s Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any participants in the Plan and any other employee, consultant, or director of the Company, and their respective successors in interest.

4.	Shares Available for the Plan

(a) Share Pool. Subject to adjustments as provided in Section 4(b) or Section 7(d) of the Plan, the aggregate number of shares of Common Stock available for Awards granted during the Company’s 2010 fiscal year on or after the Effective Date shall equal (i) 10,500,000 shares, plus (ii) the Carryover Shares, and the number of shares of Common Stock available for Awards granted during any fiscal year of the Company after 2010 shall be equal to the Carryover Shares. For fiscal year 2010, “Carryover Shares” means 206,992 shares of Common Stock representing the excess of (x) the aggregate number of shares of Common Stock approved by the stockholders of the Company for issuance under the Plan from its inception through December 31, 2009, over (y) the sum of the aggregate number of shares of Common Stock that were issued under the Plan prior to the Effective Date plus the aggregate number of shares subject to Awards outstanding immediately prior to the Effective Date. For each fiscal year after 2010, “Carryover Shares” means the shares of Common Stock that were available for Awards, and which were not subject to any Awards, as of the last day of the preceding fiscal year. Notwithstanding the foregoing, in no event shall more than an aggregate of 10,706,992 shares of Common Stock be issued pursuant to Awards granted after the Effective Date that are intended to qualify as incentive stock options under Code section 422. The Company shall reserve a sufficient number of shares of Common Stock to satisfy outstanding Awards.

(b) Share Accounting. If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are surrendered to the Company in connection with any Award (whether or not such surrendered shares were acquired pursuant to any Award), or if any shares are withheld by the Company, the shares subject to such Award and the surrendered and withheld shares shall thereafter be available for further Awards under the Plan; provided, however, that any such shares that are surrendered to or withheld by the Company in connection with any Award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code section 422.

(c) Code Section 162(m) Limit. Subject to adjustments as provided in Section 7(d) of the Plan, the maximum number of shares of Common Stock subject to Awards of any combination that may be granted during any one fiscal year of the Company to any one individual under this Plan shall be 1,500,000 shares, provided, however, that such maximum number shall be 2,000,000 shares with respect to any individual during the first fiscal year that the individual is employed with the Company or an Affiliate. Such per individual limit shall not be adjusted to effect a restoration of shares of Common Stock with respect to which the related Award is terminated, surrendered or canceled.

5.	Participation

Participation in the Plan shall be open to all employees, officers, and directors of, and other individuals providing bona fide services to or for, the Company, or of any Affiliate of the Company, as may be selected by the Administrator from time to time. The Administrator may also grant Awards to individuals in connection with hiring, retention or otherwise, prior to the date the individual first performs services for the Company or an Affiliate, provided that such Awards shall not become vested or exercisable, and no shares shall be issued to such individual, prior to the date the individual first commences performance of such services.

6.	Awards

The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan. Awards may be granted individually or in tandem with other types of Awards. All Awards are subject to the terms and conditions provided in the Grant Agreement.

(a) Stock Options. The Administrator may from time to time grant to eligible participants Awards of incentive stock options as that term is defined in Code section 422 or nonqualified stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Company or of any current or hereafter existing “parent corporation” or “subsidiary corporation,” as defined in Code sections 424(e) and (f), respectively, of the Company. All options granted under the Plan must have an exercise price at least equal to Fair Market Value as of the date of grant and no option granted under the Plan shall have a maximum term in excess of ten years. No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such stock option.

(b) Stock Appreciation Rights. The Administrator may from time to time grant to eligible participants Awards of Stock Appreciation Rights (“SAR”). An SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. The base price per share specified in the Grant Agreement shall not be less than the lower of the Fair Market Value on the grant date or the exercise price of any tandem stock option Award to which the SAR is related. No SAR shall have a term longer than ten years’ duration. Payment by the Company of the amount receivable upon any exercise of an SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. If upon settlement of the exercise of an SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

(c) Stock Awards. The Administrator may from time to time grant restricted or unrestricted stock Awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. A stock Award may be paid in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator.

(d) Phantom Stock. The Administrator may from time to time grant Awards to eligible participants denominated in stock-equivalent units (“phantom stock”) in such amounts and on such terms and conditions as it shall determine. Phantom stock units granted to a participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Company’s assets. An Award of phantom stock may be settled in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Except as otherwise provided in the applicable Grant Agreement, the grantee shall not have the rights of a stockholder with respect to any shares of Common Stock represented by a phantom stock unit solely as a result of the grant of a phantom stock unit to the grantee.

(e) Performance Awards. The Administrator may, in its discretion, grant performance awards in a manner constituting “qualified performance-based compensation” within the meaning of Code section 162(m) or performance awards not intended to constitute such qualified performance-based compensation. The grant of, or lapse of restrictions with respect to, performance awards shall be based upon one or more Performance Measures and objective performance targets to be attained relative to those Performance Measures, all as determined by the Administrator. Performance awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Performance targets may include minimum, maximum and target levels of performance, with the size of the performance award or the lapse of restrictions with respect thereto based on the level attained. A performance target may be stated as an absolute value or as a value determined relative to prior performance, one or more indices, budget, one or more peer group companies, any other standard selected by the Administrator, or any combination thereof. The Administrator shall be authorized to make adjustments in the method of calculating attainment of Performance Measures and performance targets in recognition of: (A) extraordinary or non-recurring items; (B) changes in tax laws; (C) changes in generally accepted accounting principles or changes in accounting policies; (D) charges related to restructured or discontinued operations; (E) restatement of prior period financial results; and (F) any other unusual, non-recurring gain or loss that is separately identified and quantified in the Company’s financial statements; provided that the Administrator’s decision as to whether such adjustments will be made with respect to any Covered Employee, within the meaning of Code section 162(m), is determined when the performance targets are established for the applicable performance period or at such other time as may be permitted under Code section 162(m). Notwithstanding the foregoing, the Administrator may, at its sole discretion, modify the performance results upon which Awards are based under the Plan to offset any unintended results arising from events not anticipated when the Performance Measures and performance targets were established; provided, that such modifications may be made with respect to an Award granted to any Covered Employee, within the meaning of Code section 162(m), only to the extent permitted by Code section 162(m) if the Award was intended to constitute “qualified performance-based compensation” within the meaning of Code section 162(m). Notwithstanding anything in the Plan to the contrary, the Administrator is not authorized to waive or accelerate the lapse of restrictions on a performance award granted to any Covered Employee, within the meaning of Code section 162(m), if the Award was intended to constitute “qualified performance-based compensation” within the meaning of Code section 162(m), except upon death, disability or a change of ownership or control of the Company.

(f) Other Stock-Based Awards. The Administrator may from time to time grant other stock-based awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. Other stock-based awards may be denominated in cash, in Common Stock or other securities, in stock-equivalent units, in stock appreciation units, in securities or debentures convertible into Common Stock, or in any combination of the foregoing and may be paid in Common Stock or other securities, in cash, or in a combination of Common Stock or other securities and cash, all as determined in the sole discretion of the Administrator.

7.	Miscellaneous

(a) Withholding of Taxes. Grantees and holders of Awards shall pay to the Company or its Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award. In the event that payment to the Company or its Affiliate of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes and shall not exceed in amount the minimum statutory tax withholding obligation.

(b) Loans. To the extent otherwise permitted by law, the Company or its Affiliate may make or guarantee loans to grantees to assist grantees in exercising Awards and satisfying any withholding tax obligations.

(c) Transferability. Except as otherwise determined by the Administrator, and in any event in the case of an incentive stock option or a stock appreciation right granted with respect to an incentive stock option, no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee’s guardian or legal representative.

(d) Adjustments for Corporate Transactions and Other Events.

(i) Stock Dividend, Stock Split and Reverse Stock Split. In the event of a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, (A) the maximum number of shares of such Common Stock as to which Awards may be granted under this Plan and the maximum number of shares with respect to which Awards may be granted during any one fiscal year of the Company to any individual, as provided in Section 4 of the Plan, and (B) the number of shares covered by and the exercise price and other terms of outstanding Awards, shall, without further action of the Board, be adjusted to reflect such event. The Administrator may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to outstanding Awards as a result of the stock dividend, stock split or reverse stock split.

(ii) Non-Change in Control Transactions. Except with respect to the transactions set forth in Section 7(d)(i), in the event of any change affecting the Common Stock, the Company or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, other than any such change that is part of a transaction resulting in a Change in Control, the Administrator, in its discretion and without the consent of the holders of the Awards, shall make (A) appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan, in the aggregate and with respect to any individual during any one fiscal year of the Company, as provided in Section 4 of the Plan; and (B) any adjustments in outstanding Awards, including but not limited to reducing the number, kind and price of securities subject to Awards.

(iii) Change in Control Transactions. In the event of any transaction resulting in a Change in Control of the Company, outstanding stock options and other Awards that are payable in or convertible into Common Stock under this Plan will terminate upon the effective time of such Change in Control unless provision is made in connection with the transaction for the continuation or assumption of such Awards by, or for the substitution of the equivalent awards, as determined in the sole discretion of the Administrator, of, the surviving or successor entity or a parent thereof. In the event of such termination, the holders of stock options and other Awards under the Plan will be permitted, immediately before the Change in Control, to exercise or convert all portions of such stock options or other Awards under the Plan that are then exercisable or convertible or which become exercisable or convertible upon or prior to the effective time of the Change in Control.

(iv) Unusual or Nonrecurring Events. The Administrator is authorized to make, in its discretion and without the consent of holders of Awards, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(e) Substitution of Awards in Mergers and Acquisitions. Awards may be granted under the Plan from time to time in substitution for Awards held by employees, officers, consultants or directors of entities who become or are about to become employees, officers, consultants or directors of the Company or an Affiliate as the result of a merger or consolidation of the employing entity with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.

(f) Termination, Amendment and Modification of the Plan. The Board may terminate, amend or modify the Plan or any portion thereof at any time. Except as otherwise determined by the Board, termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(g) Non-Guarantee of Employment or Service. Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Company or shall interfere in any way with the right of the Company to terminate such service at any time with or without cause or notice and whether or not such termination results in (i) the failure of any Award to vest; (ii) the forfeiture of any unvested or vested portion of any Award; and/or (iii) any other adverse effect on the individual’s interests under the Plan.

(h) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(i) Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Maryland, without regard to its conflict of laws principles.

(j) Compliance with Securities Laws; Listing and Registration. If at any time the Administrator determines that the delivery of Common Stock under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or Federal, state or foreign securities laws, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Administrator determines that such delivery is lawful. If at any time the Administrator determines that the delivery of Common Stock under the Plan is or may violate the rules of the national exchange on which the shares are then listed for trade, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Administrator determines that such delivery would not violate such rules. The Company shall have no obligation to effect any registration or qualification of the Common Stock under Federal, state or foreign laws.

The Company may require that a grantee, as a condition to exercise of an Award, and as a condition to the delivery of any share certificate, make such written representations (including representations to the effect that such person will not dispose of the Common Stock so acquired in violation of Federal, state or foreign securities laws) and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Common Stock in compliance with applicable Federal, state or foreign securities laws. The stock certificates for any shares of Common Stock issued pursuant to this Plan may bear a legend restricting transferability of the shares of Common Stock unless such shares are registered or an exemption from registration is available under the Securities Act of 1933, as amended, and applicable state or foreign securities laws.

(k) 409A Savings Clause. The Plan and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, Code section 409A. The Plan and all Awards granted under the Plan shall be administered, interpreted, and construed in a manner consistent with Code section 409A to the extent necessary to avoid the imposition of additional taxes under Code section 409A(a)(1)(B). Should any provision of the Plan, any Award Agreement, or any other agreement or arrangement contemplated by the Plan be found not to comply with, or otherwise be exempt from, the provisions of Code section 409A, such provision shall be modified and given effect (retroactively if necessary), in the sole discretion of the Administrator, and without the consent of the holder of the Award, in such manner as the Administrator determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Code section 409A. Notwithstanding anything in the Plan to the contrary, in no event shall the Administrator exercise its discretion to accelerate the payment or settlement of an Award where such payment or settlement constitutes deferred compensation within the meaning of Code section 409A unless, and solely to the extent that, such accelerated payment or settlement is permissible under Treasury Regulation section 1.409A-3(j)(4) or any successor provision.

(l) Effective Date; Termination Date. As initially adopted, the Plan was originally effective on August 20, 1997. As amended and restated herein, the Plan is effective as of the Effective Date, subject to receiving stockholder approval at the 2010 Annual Meeting of Stockholders or such other special meeting of the stockholders within twelve months after the Effective Date. No share subject to an Award that is granted on or after the Effective Date shall be issued to the Award recipient unless and until the Plan, as amended and restated herein, is approved by the stockholders of the Company if the sum of (i) the number of shares issued under the Plan as of the date of grant of the Award, plus (ii) the number of shares underlying outstanding Awards as of the date of grant of the Award (excluding the Award itself), plus (iii) the number of shares subject to the Award, exceeds 25,904,110 (i.e., the aggregate number of shares approved by stockholders prior to the Effective Date for issuance under the Plan). No Award shall be granted under the Plan after the close of business on the tenth anniversary of the Effective Date. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

Appendix B

TELECOMMUNICATION SYSTEMS, INC.
SECOND AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
Effective May 1, 2010

TeleCommunication Systems, Inc., a Maryland corporation (the “Corporation”), established and maintains the TeleCommunication Systems, Inc. First Amended and Restated Employee Stock Purchase Plan which is hereby amended and restated again in its entirety and shall henceforth be known as the TELECOMMUNICATION SYSTEMS, INC. SECOND AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN (the “Plan”). This Plan is a continuation, and amendment and restatement, of the TeleCommunication Systems, Inc. First Amended and Restated Employee Stock Purchase Plan. The Plan provides eligible employees of the Corporation and certain of its subsidiaries with opportunities to purchase shares of the Corporation’s Class A Common Stock, $0.01 par value per share (the “Common Stock”). The Plan is intended to benefit the Corporation by increasing the employees’ interest in the Corporation’s growth and success and encouraging employees to remain in the employ of the Corporation or its participating subsidiaries. The Plan is intended to constitute an “employee stock purchase plan” within the meaning of section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be so applied and interpreted.

1. Shares Subject to the Plan. Subject to adjustment as provided herein, the aggregate number of shares of Common Stock that may be made available for purchase under the Plan on or after May 1, 2010, shall equal the sum of (a) 1,000,000 shares plus (b) the excess of (x) the aggregate number of shares of Common Stock approved by the stockholders of the Company for issuance under the Plan from its inception through April 30, 2010, over (y) the sum of the aggregate number of shares of Common Stock that were issued under the Plan prior to April 30, 2010, plus the aggregate number of shares issued under the Plan in connection with Options exercised on the April 30, 2010 Purchase Date. The shares purchased under the Plan may, in the discretion of the Board of Directors of the Corporation (the “Board”), be authorized but unissued shares of Common Stock, shares purchased on the open market, or shares from any other proper source.

2. Administration. The Plan will be administered by the Board or by a committee appointed by the Board (the “Administrator”). The Administrator has authority to interpret the Plan, to make, amend and rescind all rules and regulations for the administration and operation of the Plan, and to make all other determinations necessary or desirable in administering and operating the Plan, all of which will be final and conclusive. No member of the Administrator shall be liable for any action or determination made in good faith with respect to the Plan.

3. Eligibility. All employees of the Corporation, including directors who are employees, and all employees of any subsidiary of the Corporation (as defined in Code section 424(f)), now or hereafter existing, that is designated by the Administrator from time to time as a participating employer under the Plan (a “Designated Subsidiary”), are eligible to participate in the Plan, subject to such further eligibility requirements as may be specified by the Administrator consistent with Code section 423.

4. Options to Purchase Common Stock.

(a) Options (“Options”) will be granted pursuant to the Plan to each eligible employee on the first day on which the Nasdaq Stock Market (“Nasdaq”) is open for trading (“Trading Day”) on or after January 1 of each year commencing on or after the Effective Date (as defined in Section 18), or such other date specified by the Administrator. Each Option will terminate on the last Trading Day of a period specified by the Administrator (each such period referred to herein as an “Option Period”). No Option Period shall be longer than 27 months in duration. Unless the Administrator determines otherwise, subsequent Option Periods of equal duration will follow consecutively thereafter, each commencing on the first Trading Day immediately after the expiration of the preceding Option Period.

(b) An individual must be employed as an eligible employee by the Corporation or a Designated Subsidiary on the first Trading Day of an Option Period in order to be granted an Option for that Option Period. However, the Administrator may designate any subsequent Trading Day(s) (each such designated Trading Day referred to herein as an “Interim Trading Day”) in an Option Period upon which Options will be granted to eligible employees who first commence employment with, or first become eligible employees of, the Corporation or a Designated Subsidiary after the first Trading Day of the Option Period. In such event, the Interim Trading Day shall constitute the first Trading Day of the Option Period for all Options granted on such day for all purposes under the Plan.

(c) Each Option represents a right to purchase on the last Trading Day of the Option Period or on one or more Trading Days within the Option Period designated by the Administrator (each such designated Trading Day and the last Trading Day of the Option Period, a “Purchase Date”), at the Purchase Price hereinafter provided for, whole shares of Common Stock up to such maximum number of shares specified by the Administrator on or before the first day of the Option Period. All eligible employees granted Options under the Plan for an Option Period shall have the same rights and privileges with respect to such Options. The purchase price of each share of Common Stock (the “Purchase Price”) subject to an Option will be determined by the Administrator, in its discretion, on or before the beginning of the Option Period; provided, however, that the Purchase Price for an Option with respect to any Option Period shall never be less than the lesser of 85 percent of the Fair Market Value of the Common Stock on (i) the first Trading Day of the Option Period or (ii) the Purchase Date, and shall never be less than the par value of the Common Stock.

(d) For purposes of the Plan, “Fair Market Value” on a Trading Day means the average of the high and low sale prices per share of Common Stock as reflected on the principal consolidated transaction reporting system for securities listed on any national securities exchange or other market quotation system on which the Common Stock may be principally listed or quoted or, if there are no transactions on a Trading Day, then such average for the preceding Trading Day upon which transactions occurred.

(e) Notwithstanding any provision in this Plan to the contrary, no employee shall be granted an Option under this Plan if such employee, immediately after the Option would otherwise be granted, would own 5% or more of the total combined voting power or value of the stock of the Corporation or any subsidiary. For purposes of the preceding sentence, the attribution rules of Code section 424(d) will apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase will be treated as stock owned by the employee.

(f) Notwithstanding any provision in this Plan to the contrary, no employee may be granted an Option which permits his rights to purchase Common Stock under this Plan and all other stock purchase plans of the Corporation and its subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the time such Option is granted) for each calendar year in which the Option is outstanding at any time, as required by Code section 423.

5. Payroll Deductions and Cash Contributions. To facilitate payment of the Purchase Price of Options, the Administrator, in its discretion, may permit eligible employees to authorize payroll deductions to be made on each payday during the Option Period, and/or to contribute cash or cash-equivalents to the Corporation, up to a maximum amount determined by the Administrator. The Corporation will maintain bookkeeping accounts for all employees who authorize payroll deduction or make cash contributions. Interest will not be paid on any employee accounts, unless the Administrator determines otherwise. The Administrator shall establish rules and procedures, in its discretion, from time to time regarding elections to authorize payroll deductions, changes in such elections, timing and manner of cash contributions, and withdrawals from employee accounts. Amounts credited to employee accounts on the Purchase Date will be applied to the payment of the Purchase Price of outstanding Options pursuant to Section 6 below.

6. Exercise of Options; Purchase of Common Stock. Options shall be exercised at the close of business on the Purchase Date. In accordance with rules established by the Administrator, the Purchase Price of Common Stock subject to an option shall be paid (i) from funds credited to an eligible employee’s account, (ii) by a broker-assisted cashless exercise in accordance with Regulation T of the Board of Governors of the Federal Reserve System, or (iii) by such other method as the Administrator shall determine from time to time. Options shall be exercised only to the extent the purchase price is paid with respect to whole shares of Common Stock. Any balance remaining in an employee’s account on a Purchase Date after such purchase of Common Stock will be carried forward automatically into the employee’s account for the next Purchase Date or Option Period, as applicable, unless the employee is not an eligible employee with respect to the next Purchase Date or Option Period, as applicable, in which case such amount will be promptly refunded.

7. Issuance of Certificates. As soon as practicable following each Purchase Date, certificates representing shares of Common Stock purchased under the Plan will be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Administrator’s sole discretion) in the street name of a brokerage firm, bank or other nominee holder designated by the employee or the Administrator. In lieu of the foregoing, the Corporation, in its discretion, may maintain the shares issued on the Purchase Date in uncertificated book entry form.

8. Rights on Retirement, Death, Termination of Employment, or Termination of Status as Eligible Employee. In the event of an employee’s termination of employment or termination of status as an eligible employee prior to a Purchase Date (whether as a result of the employee’s voluntary or involuntary termination, retirement, death or otherwise), any outstanding Option granted to him will immediately terminate, no further payroll deduction will be taken from any pay due and owing to the employee and the balance in the employee’s account will be paid to the employee or, in the event of the employee’s death, (a) to the executor or administrator of the employee’s estate or (b) if no such executor or administrator has been appointed to the knowledge of the Administrator, to such other person(s) as the Administrator may, in its discretion, designate. If, prior to a Purchase Date, the Designated Subsidiary by which an employee is employed will cease to be a subsidiary of the Corporation, or if the employee is transferred to a subsidiary of the Corporation that is not a Designated Subsidiary, the employee will be deemed to have terminated employment for the purposes of this Plan.

9. Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his pay will constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

10. Options Not Transferable. Options under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

11. Withholding of Taxes. To the extent that a participating employee realizes ordinary income in connection with the purchase, sale or other transfer of any shares of Common Stock purchased under the Plan or the crediting of interest to the employee’s account, the Corporation may withhold amounts needed to cover required withholding taxes from any payments otherwise due and owing to the participating employee or from shares that would otherwise be issued to the participating employee hereunder, but in no event shall the taxes recovered from shares that would otherwise be issued to the participating employee exceed the statutory minimum amount of taxes required to be withheld. Any participating employee who sells or otherwise transfers shares purchased under the Plan must, within 30 days of such sale or transfer, notify the Corporation in writing of the sale or transfer.

12. Application of Funds. All funds received or held by the Corporation under the Plan may be used for any corporate purpose until applied to the purchase of Common Stock and/or refunded to participating employees and can be commingled with other general corporate funds. Participating employees’ accounts will not be segregated.

13. Effect of Changes in Capitalization.

(a) Changes in Stock. If the number of outstanding shares of Common Stock is increased or decreased or the shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Corporation by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Corporation occurring after the effective date of the Plan, the number and kind of shares that may be purchased under the Plan shall be adjusted proportionately and accordingly by the Corporation. In addition, the number and kind of shares for which Options are outstanding shall be similarly adjusted so that the proportionate interest, if any, of a participating employee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Purchase Price payable by a participating employee with respect to shares subject to such Options, but shall include a corresponding proportionate adjustment in the Purchase Price per share.

(b) Reorganization in Which the Corporation Is the Surviving Corporation. Subject to Subsection (c) of this Section 13, if the Corporation shall be the surviving corporation in any reorganization, merger or consolidation of the Corporation with one or more other corporations, all outstanding Options under the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such Options would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Purchase Price per share so that the aggregate Purchase Price thereafter shall be the same as the aggregate Purchase Price of the shares subject to such Options immediately prior to such reorganization, merger or consolidation.

(c) Reorganization in Which the Corporation Is Not the Surviving Corporation or Sale of Assets or Stock. Upon any dissolution or liquidation of the Corporation, or upon a merger, consolidation or reorganization of the Corporation with one or more other corporations in which the Corporation is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Corporation to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Corporation is the surviving corporation) approved by the Board that results in any person or entity owning more than 50 percent of the combined voting power of all classes of stock of the Corporation, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the Options theretofore granted, or for the substitution for such Options of new Options covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, the Option Period shall be deemed to have ended on the last Trading Day prior to such termination, and, unless the Administrator determines otherwise in its discretion, each participating employee shall have the ability to choose either to (i) have all monies then credited to such employee’s account (including interest, to the extent any has accrued) returned to such participating employee or (ii) exercise his Options in accordance with Section 6 on such last Trading Day; provided, however, that if a participating employee does not exercise his right of choice, his Options shall be deemed to have been automatically exercised in accordance with Section 6 on such last Trading Day. The Administrator shall send written notice of an event that will result in such a termination to all participating employees not later than the time at which the Corporation gives notice thereof to its stockholders.

(d) Adjustments. Adjustments under this Section 13 related to stock or securities of the Corporation shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive.

(e) No Limitations on Corporation. The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

14. Amendment of the Plan. The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the stockholders of the Corporation is required by Code section 423, such amendment will not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Code section 423 unless expressly so provided by the Board.

15. Insufficient Shares. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Option plus the number of shares purchased under all Options previously granted under this Plan exceeds the maximum number of shares issuable under this Plan, the Administrator will allot the shares then available on a pro rata basis. Any funds then remaining in a participating employee’s account after purchase of the employee’s pro-rata number of shares will be refunded.

16. Termination of the Plan. This Plan may be terminated at any time by the Board. Except as otherwise provided in Section 13(c) hereof, upon termination of this Plan all outstanding Options shall immediately terminate and amounts in the employees’ accounts will be promptly refunded.

17. Governmental Regulations.

(a) The Corporation’s obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on Nasdaq and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

(b) The Plan will be governed by the laws of the State of Maryland, without regard to the conflict of laws principles thereof, except to the extent that such law is preempted by federal law.

18. Effective Date. The Plan, as amended and restated herein, is effective as of May 1, 2010 (the “Effective Date”), subject to the approval of the stockholders of the Corporation at the 2010 Annual Meeting of Stockholders or such other special meeting of the stockholders within twelve months after the date the Plan, as amended and restated herein, was approved by the Board of Directors of the Corporation.

ANNUAL MEETING OF STOCKHOLDERS OF
TELECOMMUNICATION SYSTEMS, INC.
June 10, 2010
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 10, 2010:
The Notice of Meeting, the Proxy Statement and our annual report on Form 10-K for the year ended December 31, 2009
are available at https://www.proxydocs.com/tsys
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê

20330300000000000000 3	061010

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
1.	Election of Directors.				2.	TO APPROVE AN AMENDMENT TO THE FIFTH AMENDED AND RESTATED 1997 STOCK INCENTIVE PLAN.	☐	☐	☐
		NOMINEES:
☐	FOR ALL NOMINEES	O O	Maurice B. Tosé James M. Bethmann		3.	TO APPROVE AN AMENDMENT TO THE SECOND AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN.	☐	☐	☐
☐ ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See Instructions below)	O	Richard A. Young		4.	TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

The undersigned hereby acknowledges receipt of notice of said meeting and the related Proxy Statement.

IF NO CHOICE IS INDICATED ABOVE, THE PROXIES WILL VOTE “FOR” ALL DIRECTOR NOMINEES AND “FOR” PROPOSALS 2 AND 3.

PLEASE MARK, SIGN AND RETURN THE PROXY PROMPTLY, USING THE ENCLOSED POSTAGE PAID ENVELOPE

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

[]

TELECOMMUNICATION SYSTEMS, INC.
Annapolis, Maryland 21401
ANNUAL MEETING JUNE 10, 2010
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      The undersigned hereby appoints Bruce A. White, proxy (and if the undersigned is a proxy, as substitute proxy) with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side, all of the shares of Class A Common Stock and Class B Common Stock of TeleCommunication Systems, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, June 10, 2010, at 10:00 a.m. local time, at the The Westin Annapolis hotel, 100 Westgate Circle, Annapolis, MD 21401 and any adjournments or postponements thereof.
(Continued and to be signed on the reverse side)

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